UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MORGAN STANLEY

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Notice of 2008 Annual Meeting of Shareholders 2000 Westchester Avenue Purchase, New York April 8, 2008, 9:00 a.m., local time

February 27, 2008

Fellow shareholder:

I cordially invite you to attend Morgan Stanley’s 2008 annual meeting of shareholders to:

•	elect members of the Board of Directors;

•	ratify the appointment of Deloitte & Touche LLP as independent auditor;

•	amend and restate Morgan Stanley’s Certificate of Incorporation to eliminate all supermajority voting requirements;

•	consider two shareholder proposals; and

•	transact such other business as may properly come before the meeting.

Our Board of Directors recommends that you vote “FOR” the election of directors, the ratification of the appointment of the auditor and the amendment and restatement of Morgan Stanley’s Certificate of Incorporation and “AGAINST” the shareholder proposals.

We enclose our proxy statement, our 10-K annual report and a proxy card. Please submit your proxy. Thank you for your support of Morgan Stanley.

Very truly yours,

John J. Mack

Chairman and Chief Executive Officer

i

ii

Morgan Stanley

1585 Broadway

New York, New York 10036

February 27, 2008

Proxy Statement

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for the 2008 annual meeting of shareholders. We are mailing this proxy statement and the accompanying form of proxy to shareholders on or about February 28, 2008. In this proxy statement, we refer to Morgan Stanley as the “Company,” “we,” “our” or “us” and the Board of Directors as the “Board.” When we refer to Morgan Stanley’s fiscal year, we mean the twelve-month period ending November 30 of the stated year (for example, fiscal 2007 is December 1, 2006 through November 30, 2007).

Annual Meeting Information

Date and Location.    We will hold the annual meeting on Tuesday, April 8, 2008 at 9:00 a.m., local time, at our offices at 2000 Westchester Avenue, Purchase, New York.

Admission.    Only record or beneficial owners of Morgan Stanley’s common stock or their proxies may attend the annual meeting in person. When you arrive at the annual meeting, you must present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Electronic Access.    You may listen to the meeting at www.morganstanley.com. Please go to our website prior to the annual meeting to register.

Voting Information

Record Date.    The record date for the annual meeting is February 8, 2008. You may vote all shares of Morgan Stanley’s common stock that you owned as of the close of business on that date. Each share of common stock entitles you to one vote on each matter voted on at the annual meeting. On the record date, 1,104,641,594 shares of common stock were outstanding. We need a majority of the shares of common stock outstanding on the record date present, in person or by proxy, to hold the annual meeting.

Confidential Voting.    Our Amended and Restated Bylaws (Bylaws) provide that your vote is confidential and will not be disclosed to any officer, director or employee, except in certain limited circumstances such as when you request or consent to disclosure. Voting of the shares held in the Morgan Stanley 401(k) Plan (401(k) Plan) and the Employee Stock Ownership Plan (ESOP) also is confidential.

Submitting Voting Instructions for Shares Held Through a Broker.    If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker and present it at the annual meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. New York Stock Exchange (NYSE) member brokers may vote your shares as described below.

•

Discretionary Items.    The election of directors, the ratification of the appointment of Morgan Stanley’s independent auditor and the Company’s proposal to amend and restate the Company’s Amended and Restated Certificate of Incorporation (Certificate of Incorporation), including eliminating the supermajority voting requirements necessary for shareholders to amend the Company’s Bylaws, are “discretionary” items. NYSE member brokers that do not receive instructions from beneficial owners may vote on these proposals in the following manner: (1) Morgan Stanley’s wholly-owned subsidiary, Morgan Stanley & Co. Incorporated (MS&Co.), may vote your shares only in the same proportion as the votes cast by all record holders on the proposal; and (2) all other NYSE member brokers may vote your shares in their discretion.

•

Non-discretionary Items.    The shareholder proposals are “non-discretionary” items. Accordingly, absent specific voting instructions from beneficial owners on these proposals, NYSE member brokers, including MS&Co., may not vote on these proposals.

If you do not submit voting instructions and your broker does not have discretion to vote your shares on a matter, your shares will not be counted in determining the outcome of the vote on that matter.

Submitting Voting Instructions for Shares Held in Your Name.    If you hold shares as a record holder, you may vote by submitting a proxy for your shares by mail, telephone or internet as described on the proxy card. If you submit your proxy via the internet, you may incur costs such as cable, telephone and internet access charges. Submitting your proxy will not limit your right to vote in person at the annual meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendations.

Submitting Voting Instructions for Shares Held in Employee Plans.    If you hold shares in, or have been awarded stock units under, certain employee plans, you will receive directions on how to submit your voting instructions. Shares held in the following employee plans also are subject to the following rules.

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401(k) Plan, Employee Stock Purchase Plan (ESPP), ESOP.    Mellon Bank, N.A. (Mellon), the 401(k) Plan, ESPP and ESOP trustee or custodian, as applicable, must receive your voting instructions for the common stock held on your behalf in these plans on or before April 3, 2008. If Mellon does not receive your voting instructions by that date, it will vote your shares (in the case of the ESOP, together with forfeited shares in the ESOP) in each applicable plan, in the same proportion as the voting instructions that it receives from other plan participants in the applicable plan. On February 8, 2008, there were 284,706 shares in the 401(k) Plan, 5,675,878 shares in the ESPP and 44,668,145 shares in the ESOP.

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Other equity-based plans.    State Street Bank and Trust Company acts as trustee for a trust (Trust) that holds shares of common stock underlying stock units awarded to employees under several of Morgan Stanley’s equity-based plans. Employees allocated shares held in the Trust must submit their voting instructions for receipt by the trustee on or before April 3, 2008. If the trustee does not receive your instructions by that date, it will vote your shares, together with shares held in the Trust that are unallocated or held on behalf of former Morgan Stanley employees and employees in certain jurisdictions outside the United States, in the same proportion as the voting instructions that it receives for shares held in the Trust in connection with such plans. On February 8, 2008, 143,888,069 shares were held in the Trust in connection with such plans.

Revoking Your Proxy.    You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to Thomas R. Nides, Secretary, Morgan Stanley, 1585 Broadway, New York, New York 10036; (2) submitting a later proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting in person at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person at the meeting.

Votes Required to Elect Directors.    Each director will be elected by a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.” As required by the Company’s Bylaws, each director has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by shareholders and the Board accepts the resignation. If a director is not elected, the Nominating and Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision, including the rationale behind the decision if it rejects the resignation, within 90 days after the election results are certified.

Votes Required to Adopt Other Proposals.    The ratification of Deloitte & Touche LLP’s appointment and the approval of the shareholder proposals each require the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon. The approval of the Company’s proposal to amend and restate the Company’s Certificate of Incorporation, including eliminating the supermajority voting requirements necessary for shareholders to amend the Company’s Bylaws, requires the affirmative vote of at least eighty percent (80%) of the Company’s outstanding capital stock entitled to vote generally in the election of directors, voting together in a single class.

“Abstaining.” You may vote “abstain” for any nominee in the election of directors and on the other proposals. Shares voting “abstain” on any nominee for director will be excluded entirely from the vote and will have no effect on the election of directors. Shares voting “abstain” on the other proposals will be counted as present at the annual meeting for purposes of that proposal and your abstention will have the effect of a vote against the proposal.

Item 1—Election of Directors

Our Board currently has twelve (12) directors. The Board stands for election at each annual meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. Dr. Klaus Zumwinkel will not stand for re-election at the annual meeting of shareholders. The eleven (11) nominees are all current directors of Morgan Stanley, and each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board.

Roy J. Bostock (67).    Chairman of The Partnership for a Drug-Free America (since 2002). Chairman of the Committee for Economic Development (2002 to 2005). Chairman of B|Com3 Group, Inc., an advertising and marketing services firm that is now part of the Publicis Groupe S.A. (2000 to 2001). Chairman and Chief Executive Officer, D’Arcy, Masius Benton & Bowles (1990 to 2000).

Director since:    2005

Other directorships:    Northwest Airlines Corporation and Yahoo! Inc.

Erskine B. Bowles (62).    President of the University of North Carolina (since January 2006). Senior advisor (since 2001) and Managing Director (1999 to 2001) of Carousel Capital LLC, a private investment firm. General Partner at the private investment firm of Forstmann Little & Company (1999 to 2001).

Director since:    2005

Other directorships:    General Motors Corporation and Cousins Properties Incorporated

Howard J. Davies (57).    The Director, London School of Economics and Political Science (since September 2003). Chairman of the U.K. Financial Services Authority (August 1997 to September 2003). Deputy Governor, the Bank of England (September 1995 to August 1997).

Director since:    2004

C. Robert Kidder (63).    Chairman & Chief Executive Officer, 3Stone Advisors LLC, a private investment firm (since August 2006). Principal, Stonehenge Partners, Inc., a private investment firm (April 2004 to January 2006). President of Borden Capital, Inc., a company that provided financial and strategic advice to the Borden family of companies (November 2001 to March 2003). Chairman of the Board (January 1995 to August 2004) and Chief Executive Officer (January 1995 to March 2002) of Borden Chemical, Inc. (formerly Borden, Inc.), a forest products and industrial chemicals company.

Director since:    1993

Other directorships:    Schering-Plough Corporation

John J. Mack (63).    Chairman of the Board and Chief Executive Officer (since June 2005). Chairman of Pequot Capital Management (June 2005). Co-Chief Executive Officer of Credit Suisse Group (January 2003 to June 2004). President, Chief Executive Officer and Director of Credit Suisse First Boston (July 2001 to June 2004). President, Chief Operating Officer and Director of Morgan Stanley (May 1997 to March 2001).

Director since:    2005

Donald T. Nicolaisen (63).    Chief Accountant, Securities and Exchange Commission (September 2003 to November 2005). Partner of PricewaterhouseCoopers, an accounting firm (1978 to September 2003).

Director since:    2006

Other directorships:    MGIC Investment Corporation, Verizon Communications Inc. and Zurich Financial Services

Charles H. Noski (55).    Corporate Vice President and Chief Financial Officer (December 2003 to March 2005) and Director (November 2002 to May 2005) of Northrop Grumman Corporation. Senior advisor to The Blackstone Group (March 2003 to November 2003). Vice Chairman of the Board (July 2002 to November 2002), Vice Chairman of the Board and Chief Financial Officer (February 2002 to July 2002) and Senior Executive Vice President and Chief Financial Officer (December 1999 to February 2002) of AT&T Corp. President, Chief Operating Officer and Director, Hughes Electronics Corporation (October 1997 to December 1999).

Director since:    2005

Other directorships:    Microsoft Corporation and Air Products and Chemicals, Inc.

Hutham S. Olayan (54).    President, Chief Executive Officer and Director of Olayan America Corporation, the Americas-based arm of The Olayan Group (since 1985). Director of The Olayan Group, a private, multinational enterprise with diversified businesses and investments in the Middle East and globally (since 1981).

Director since:    2006

Charles E. Phillips, Jr. (48).    President and Director (since January 2004) and Executive Vice President, Strategy, Partnerships, and Business Development (May 2003 to January 2004) of Oracle Corporation, a software company. Managing Director, Morgan Stanley (December 1996 to May 2003).

Director since:    2006

Other directorships:    Oracle Corporation and Viacom, Inc.

O. Griffith Sexton (64).    Advisory director of Morgan Stanley (since 1995). Adjunct professor of finance at Columbia Business School (since 1995) and visiting lecturer at Princeton University (since 2000).

Director since:    2005

Other directorships:    Investor AB

Laura D. Tyson (60).    Professor, Walter A. Haas School of Business, University of California at Berkeley (since January 2007). Dean of the London Business School (January 2002 to December 2006). Dean (July 1998 to December 2001) and Class of 1939 Professor in Economics and Business Administration (January 1997 to July 1998) at the Walter A. Haas School of Business, University of California, Berkeley. National Economic Advisor to the President and Chair, President’s National Economic Council (February 1995 to December 1996).

Director since:    1997

Other directorships:    Eastman Kodak Company and AT&T Inc.

Our Board unanimously recommends a vote “FOR” the election of all eleven (11) nominees. Proxies solicited by our Board will be voted “FOR” these nominees unless otherwise instructed.

Corporate Governance

Corporate Governance Documents.    Morgan Stanley has a corporate governance webpage at the “Company Information” link under the “About Morgan Stanley” link at www.morganstanley.com (www.morganstanley.com/about/company/governance/index.html).

Our Corporate Governance Policies (including our Director Independence Standards), Code of Ethics and Business Conduct, Board Committee charters, Policy Regarding Communication by Shareholders and Other Interested Parties with the Board of Directors, Policy Regarding Director Candidates Recommended by Shareholders, Policy Regarding Corporate Political Contributions, Policy Regarding Shareholder Rights Plan, information regarding the Integrity Hotline and the Equity Ownership Commitment are available at our corporate governance webpage at www.morganstanley.com/about/company/governance/index.html and are available to any shareholder who requests them by writing to Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036. Our Director Independence Standards are also attached as Annex A. The Board has established a process whereby shareholders can communicate with directors. This process is described in “Communications with Directors” herein.

Director Independence.    The Board has determined that Messrs. Bostock, Bowles, Davies, Kidder, Nicolaisen, Noski, Ms. Olayan, Mr. Phillips and Drs. Tyson and Zumwinkel are independent in accordance with the Director Independence Standards (attached as Annex A) established under our Corporate Governance Policies. To assist the Board with its determination, the standards follow NYSE rules and establish guidelines as to employment and commercial relationships that affect independence and categories of relationships that are not deemed material for purposes of director independence. Ten (10) of twelve (12) of our current directors are independent. All members of the Audit Committee, the Compensation, Management Development and Succession Committee and the Nominating and Governance Committee satisfy the standards of independence applicable to members of such committees. In addition, the Board has determined that Messrs. Nicolaisen, Noski and Phillips are “audit committee financial experts” within the meaning of current Securities and Exchange Commission (SEC) rules.

In making its determination as to the independent directors, the Board reviewed relationships between Morgan Stanley and the directors, including commercial relationships in the last three years between Morgan Stanley and entities where the directors are employees or executive officers, or their immediate family members are executive officers, that did not exceed a certain amount of such other entity’s gross revenues in any year (Messrs. Bowles and Davies, Ms. Olayan, Mr. Phillips and Drs. Tyson and Zumwinkel); ordinary course relationships arising from transactions on terms and conditions substantially similar to those with unaffiliated third parties between Morgan Stanley and entities where the directors or their immediate family members are executive officers or employees or own equity of 5% or more of that entity (Messrs. Bowles and Davies, Ms. Olayan, Mr. Phillips and Drs. Tyson and Zumwinkel); Morgan Stanley’s contributions to charitable organizations where the directors or their immediate family members serve as officers, directors or trustees that did not exceed a certain amount of the organization’s annual charitable receipts in the preceding year (Messrs. Bostock, Bowles, Davies, Kidder and Noski and Dr. Tyson); and the directors’ utilization of Morgan Stanley products and services in the ordinary course of business on terms and conditions substantially similar to those provided to unaffiliated third parties (Messrs. Bostock, Kidder and Phillips and Dr. Tyson).

In determining Mr. Bostock’s independence, the Board considered, in addition to relationships deemed immaterial under the Company’s Director Independence Standards, an employment relationship of the Company with a family member of Mr. Bostock. In connection with the Company’s acquisition of FrontPoint Partners LLC (FrontPoint) in December 2006, a son-in-law of Mr. Bostock who was employed at FrontPoint and held less than 5% of the equity interests in FrontPoint became a managing director of the Company in the Company’s asset management business. The Board considered that the managing director: received his pro rata share of the merger consideration (including contingent consideration that will become payable in 2008 if certain conditions are satisfied); will receive a retention payment to induce him to become and remain a Morgan Stanley employee; is not an executive officer of the Company within the meaning of relevant SEC rules; and is awarded compensation in line with his position at Morgan Stanley and in comparison to market standards. The Board also considered that Mr. Bostock has no influence over the asset management business other than that possessed by any other Morgan Stanley non-employee director. The Board determined, consistent with NYSE rules and based upon the facts and circumstances, that the relationship is immaterial to Mr. Bostock’s independence.

Lead Director.    Mr. Kidder is currently the Lead Director appointed by the independent directors of the Board. The Lead Director’s duties and authority, set forth in our Corporate Governance Policies, include the authority to call meetings of non-employee directors and independent directors, to facilitate communication between the Chairman of the Board (Chairman) and the independent directors, and to be available, if requested by major shareholders, for consultation and direct communication.

Board Meetings and Committees.    Our Board met 15 times during fiscal 2007. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. The Board’s standing committees include the following:

Committee	Current Members	Primary Responsibilities	# of Meetings
Audit	Charles H. Noski (Chair) Howard J. Davies Donald T. Nicolaisen Charles E. Phillips, Jr.

•   Oversees the integrity of the Company’s consolidated financial statements, system of internal controls, risk management and compliance with legal and regulatory requirements.

•   Selects, determines the compensation of, evaluates and, when appropriate, replaces the independent auditor, and pre-approves audit and permitted non-audit services.

•   Oversees the qualifications and independence of the independent auditor and performance of the Company’s internal auditor and independent auditor.

•   After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in the Company’s Annual Report on Form 10-K.

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Compensation, Management Development and Succession (CMDS)	C. Robert Kidder (Chair) Erskine B. Bowles Donald T. Nicolaisen	• Annually reviews and approves the corporate goals and objectives relevant to the compensation of the Chairman and Chief Executive Officer (CEO) and evaluates his performance in light of these goals and objectives. • Determines the compensation of our executive officers and other officers as appropriate. • Administers our equity-based compensation plans. • Oversees plans for management development and succession. • Reviews and discusses the Compensation Discussion and Analysis with management and recommends to the Board its inclusion in the proxy statement.	7
Nominating and Governance	Laura D. Tyson (Chair) Roy J. Bostock Hutham S. Olayan Klaus Zumwinkel(1)	• Identifies and recommends candidates for election to the Board. • Establishes procedures for its oversight of the evaluation of the Board. • Recommends director compensation and benefits. • Reviews annually our corporate governance policies. • Reviews and approves related person transactions in accordance with the Company’s Related Person Transaction Policy.	5

(1) Dr. Zumwinkel will not stand for re-election at the annual meeting of shareholders.

Our Board has adopted a written charter for each of the Audit Committee, CMDS Committee and Nominating and Governance Committee setting forth the roles and responsibilities of each committee. The charters are available at our corporate governance website at www.morganstanley.com/about/company/governance/index.html.

The reports of the Audit Committee and the CMDS Committee appear herein.

Non-Employee Director Meetings.    The Company’s Corporate Governance Policies provide that non-employee directors meet in executive sessions and that the Lead Director will preside over these executive sessions. If any non-employee directors are not independent, then the independent directors will meet in executive session at least once annually and the Lead Director will preside over these executive sessions.

Director Attendance at Annual Meetings.    The Company’s Corporate Governance Policies state that directors are expected to attend annual meetings of shareholders. All twelve (12) current directors attended the 2007 annual meeting of shareholders.

Shareholder Nominations for Director Candidates.    The Nominating and Governance Committee will consider director candidates recommended by shareholders. Any shareholder wishing to nominate a candidate for our Board should consult our Policy Regarding Director Candidates Recommended by Shareholders, available at www.morganstanley.com/about/company/governance/index.html. The discussion of the applicable procedures for such nominations is described in “Shareholder Recommendations for Director Candidates” herein, which also describes the Nominating and Governance Committee’s process for identifying and evaluating director candidates.

Compensation Governance.    The CMDS Committee is composed solely of independent members of the Board with no conflicts of interest and operates under a written charter adopted by the Board. As noted above, the CMDS Committee is responsible for reviewing and approving annually all compensation awarded to the Company’s executive officers, including the CEO and other executive officers named in the “Summary Compensation Table” herein (named executive officers or NEOs). In addition, the CMDS Committee administers the Company’s equity incentive plans, including reviewing and approving equity grants to executive officers. Information on the CMDS Committee’s processes, procedures and analysis of NEO compensation for fiscal 2007 is addressed in the “Compensation Discussion and Analysis” herein.

The CMDS Committee actively engages in its duties and follows procedures intended to ensure excellence in compensation governance, including those described below:

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Retains its own independent compensation consultant to provide advice to the Committee on executive compensation matters and meets regularly with its compensation consultant without management present.

•	Regularly reviews the competitive environment and the design and structure of the Company’s compensation programs to ensure that they are consistent with and support our compensation objectives.

•	Regularly reviews the Company’s achievements with respect to predetermined performance priorities and strategic goals and evaluates executive performance in light of such achievements.

•

Grants annual incentive compensation after comprehensively reviewing and evaluating Company, business unit and individual performance for the fiscal year both on a year-over-year basis and as compared to our key competitors.

•	Meets regularly throughout the year and meets regularly in executive session without the presence of management or its compensation consultant.

The principal compensation plans and arrangements applicable to our NEOs are described in the “Compensation Discussion and Analysis” and the executive compensation tables herein. The CMDS Committee may delegate the administration of these plans as appropriate, including to executive officers of the Company and members of the Company’s Human Resources department. The CMDS Committee may also create subcommittees with authority to act on its behalf.

Hay Group is the CMDS Committee’s consultant. Hay Group has also been retained by the Nominating and Governance Committee to provide consulting services on Board compensation. Other than the consulting services that it provides to these two committees of the Board, Hay Group provides no consulting services to the Company or its executive officers. Hay Group assists the CMDS Committee in collecting and evaluating market data regarding executive compensation and advises the Committee on developing trends and best practices in executive compensation and equity and incentive plan design. Hay Group generally attends all CMDS Committee meetings, reports directly to the Committee Chair and meets with the Committee without management present.

Human Resources acts as a liaison between the CMDS Committee and its consultant and prepares materials for the Committee’s use in compensation decisions. Separately, Human Resources may engage third-party compensation consultants to assist in the development of compensation data to inform and facilitate the CMDS Committee’s deliberations.

Our executive officers are not engaged directly with the CMDS Committee in setting the amount or form of executive officer compensation. However, as part of the annual performance review for our executive officers other than the CEO, the CMDS Committee considers our CEO’s assessment of each executive officer’s individual performance, as well as the performance of the Company and his compensation recommendations for each executive officer.

The CMDS Committee has delegated to the Equity Awards Committee (which consists of the Chairman) the CMDS Committee’s authority to make special retention equity awards; however, this delegation of authority does not extend to awards to our executive officers. Awards granted by the Equity Awards Committee are subject to a share limit imposed by the CMDS Committee and individual awards are reviewed by the CMDS Committee on a regular basis. All equity awards to our executive officers must be granted by the CMDS Committee. Annual year-end equity awards are typically granted by the CMDS Committee in December of each year. This schedule coincides with the time when year-end financial results are available and the CMDS Committee can evaluate individual and Company performance with respect to the Company’s performance priorities and strategic goals and apply the Section 162(m) formula described in the “Compensation Discussion and Analysis” herein. Special equity awards are generally approved on a monthly basis; however, they may be granted at any time, as deemed necessary for new hires, promotions, and recognition or retention purposes. We do not coordinate or time the release of material information around our grant dates in order to affect the value of compensation.

Executive Equity Ownership Commitment.    Members of senior management are subject to an Equity Ownership Commitment that requires them to retain 75% of common stock and equity awards (net of tax and exercise price) held at the time they become subject to the Equity Ownership Commitment and subsequently made to them. This commitment ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work towards superior long-term stock price performance. None of our executive officers have prearranged trading plans under SEC Rule 10b5-1.

Beneficial Ownership of Company Common Stock

Stock Ownership of Directors and Executive Officers.    We encourage our directors, officers and employees to own our common stock; owning our common stock aligns their interests with your interests as shareholders. All executive officers, including the NEOs, are subject to the Equity Ownership Commitment described above. Executive officers also may not engage in hedging strategies or sell short or trade derivatives involving Morgan Stanley securities.

The following table sets forth the beneficial ownership of common stock as of November 30, 2007 by each of our directors and NEOs, and by all our directors and executive officers as of November 30, 2007, as a group. As of November 30, 2007, none of the common stock beneficially owned by our directors and NEOs was pledged.

	Common Stock Beneficially Owned as of November 30, 2007

Name	Shares(1)	Underlying Stock Units(2)(3)	Subject to Stock Options Exercisable within 60 days(4)	Total(3)(5)
NAMED EXECUTIVE OFFICERS
John J. Mack	1,588,207	1,367,342	941,803	3,897,352
Colm Kelleher	11,425	190,832	115,568	317,825
David H. Sidwell(6)	249	611,903	91,966	704,118
Robert W. Scully	80,745	528,291	585,702	1,194,738
Gary G. Lynch	71,328	326,759	—	398,087
Thomas R. Nides	13,065	175,216	—	188,281

DIRECTORS
Roy J. Bostock	18,695	13,384	—	32,079
Erskine B. Bowles	1,000	16,767	—	17,767
Howard J. Davies	2,000	13,433	7,049	22,482
C. Robert Kidder	45,051	25,637	79,994	150,682
Donald T. Nicolaisen	—	8,513	—	8,513
Charles H. Noski	—	17,764	—	17,764
Hutham S. Olayan	—	11,350	—	11,350
Charles E. Phillips, Jr.	4,472	7,418	27,100	38,990
O. Griffith Sexton	633,451	15,638	—	649,089
Laura D. Tyson	16,731	4,418	57,700	78,849
Klaus Zumwinkel	13,551	1,844	14,098	29,493

ALL DIRECTORS AND EXECUTIVE OFFICERS AS OF NOVEMBER 30, 2007 AS A GROUP (17 PERSONS)	2,728,137	4,175,062	2,360,849	9,264,048

(1) Each director, NEO and executive officer as of November 30, 2007 has sole voting and investment power with respect to his or her shares, except Mr. Bostock’s beneficial ownership includes 1,775 shares held by his spouse.

(2) Shares of common stock held in the Trust corresponding to stock units. Directors and executive officers may direct the voting of the shares corresponding to their stock units. Voting by executive officers is subject to the provisions of the Trust described in “Voting Information – Submitting Voting Instructions for Shares Held in Your Name” herein.

(3) Excludes 87,098, 185,281, 103,533 and 38,112 stock units granted on December 20, 2007 to Messrs. Kelleher, Scully, Lynch and Nides, respectively, for services in fiscal 2007.

(4) See the “Outstanding Equity Awards at Fiscal Year End Table” herein for additional information regarding stock options held by the NEOs as of November 30, 2007.

(5) Each NEO and director beneficially owned less than 1% of the shares of common stock outstanding. All executive officers and directors as a group as of November 30, 2007 beneficially owned less than 1% of the common stock outstanding.

(6) Mr. Sidwell retired from employment with the Company effective October 31, 2007.

In addition to his beneficial ownership of Morgan Stanley securities as of November 30, 2007 set forth in the table above, Mr. Sidwell held 5,277 shares of common stock of MSCI Inc., a subsidiary of the Company, and

2,777 stock units corresponding to an equal number of shares of MSCI Inc. common stock. The shares were delivered by MSCI Inc. in lieu of cash retainers for Mr. Sidwell’s services as a non-employee director of MSCI Inc. The stock units were also granted by MSCI Inc. as compensation for Mr. Sidwell’s services on its board. The shares and stock units represent Mr. Sidwell’s total beneficial ownership of MSCI Inc. securities as of November 30, 2007, which constitutes less than 1% of MSCI Inc. shares of common stock outstanding as of November 30, 2007.

Principal Shareholders.    The following table contains information regarding the only persons we know of that beneficially own more than 5% of our common stock.

	Shares of Common Stock Beneficially Owned
Name and Address	Number	Percent
State Street Bank and Trust Company (State Street)(1) 225 Franklin Street, Boston, MA 02110	142,462,475	12.97%

(1) Based on a Schedule 13G Information Statement filed February 12, 2008 by State Street, acting in various fiduciary capacities. The Schedule 13G discloses that State Street had sole voting power as to 35,227,145 shares, shared voting power as to 107,235,330 shares and shared dispositive power as to 142,462,475 shares; that shares held by State Street on behalf of the Trust and a Company-sponsored equity-based compensation program amounted to 9.76% of our common stock as of December 31, 2007; and that State Street disclaimed beneficial ownership of all shares reported therein.

Executive Compensation

Compensation Discussion and Analysis.

I.	Overview

This Compensation Discussion and Analysis describes and analyzes the objectives, practices, policies and decisions relating to compensation awarded to the NEOs. The CMDS Committee is responsible for approving all compensation awarded to our NEOs, as discussed in more detail under “Compensation Governance.”

The Company’s executive compensation program is designed to balance the following key objectives:

•	Paying for Company and individual performance;

•	Providing for long-term incentives and retention;

•	Competing effectively for key talent; and

•	Aligning executive interests with shareholder interests.

The principal tool to accomplish these objectives is at-risk incentive compensation (annual bonus). NEO incentive compensation is determined by the CMDS Committee annually and varies from year to year based on the Committee’s assessment of Company and individual performance. The overriding objective of incentive compensation is to drive individual and Company performance that will increase shareholder value over the long term. Therefore, a significant portion of incentive compensation is delivered in the form of equity and other long-term incentive awards that are subject to market and cancellation risk over the long term. As described under “Executive Stock Ownership Commitment” herein, our NEOs are required to retain at least 75% of the equity awards (net of tax and exercise cost) awarded to them. The CMDS Committee believes that a competitive and long-term oriented compensation program such as ours, strongly linked to performance and coupled with shareholder alignment and retention features, is critical to the continued success of the Company.

In 2007, we made significant progress in executing a number of aspects of the Company’s long-term strategic plan, as well as in achieving numerous financial and other performance priorities. Our fixed income business, however, was severely impacted by significant writedowns of mortgage-related instruments resulting from an unfavorable subprime mortgage-related trading strategy and the continued deterioration and lack of market liquidity for subprime and other mortgage-related instruments. In light of the Company’s overall financial performance, Mr. Mack requested that he not receive a bonus for fiscal 2007 and the CMDS Committee did not award a bonus to Mr. Mack. The CMDS Committee determined that the compensation of other members of senior management, particularly those with the broadest ability to affect Company performance, should also reflect the Company’s unsatisfactory fiscal 2007 financial performance. Certain senior officers, including executive officers, were replaced, some did not receive an annual bonus and many received severely reduced bonuses compared to the previous year.

II.	Performance and Other Factors Considered in 2007 Compensation Decisions

We believe that by closely linking pay to Company and individual performance, our compensation program motivates executives to achieve the Company’s short-term and long-term financial and strategic goals. The CMDS Committee determines annual total compensation levels after a thorough review of Company, business unit and individual performance both on a year-over-year basis (against performance priorities set at the beginning of the year) and on a relative basis (by comparing the Company’s financial performance to that of our key competitors). To further reinforce this philosophy, in January 2008, the CMDS Committee approved a performance-based stock option program with a three-year performance period based on financial metrics and performance relative to our investment bank competitors (see “VII. New Performance-Based Compensation Program—For Fiscal 2008 and Beyond” below).

In evaluating the performance of the Company and our NEOs, the CMDS Committee considered both the progress made toward various financial and other performance priorities, as well as that made in executing the Company’s strategic plan. The CMDS Committee also considered the other factors discussed below in determining compensation for the NEOs.

A.	Performance priorities. At the beginning of fiscal 2007, after discussion with the full Board, the CMDS Committee approved performance priorities in three key areas: financial performance; client and product development; and talent management and succession planning.

1.	Company financial performance. The Board established the following Company-wide financial performance criteria:

•	Growth in net revenues;

•	Relative returns, as measured by return on equity from continuing operations;

•	Profitability, as measured by profit before taxes and profit before taxes margin;

•	Improved stock price growth, price-to-earnings ratio and price-to-book value ratio, as measured relative to the Company’s core competitors; and

•	Improved revenue, earnings growth and return on common equity relative to the Company’s core competitors and investment bank competitors.

The Chief Financial Officer (CFO) reviewed the Company’s financial performance with the CMDS Committee periodically throughout fiscal 2007.

2.	Client and product development. The CMDS Committee set qualitative priorities for each of our primary business units. These included client development in Institutional Securities, as measured by market share data in global mergers and acquisitions, equity and fixed income underwriting and secondary market trading; productivity, profitability and the delivery of financial products in Global Wealth Management; and achievement of growth in target areas in Asset Management.

3.	Talent management and succession planning. The CMDS Committee considers the ability to recruit, retain and develop a diverse workforce of highly talented employees essential to the

Company’s long-term success. Throughout the year, the CMDS Committee monitors the Company’s performance against key talent objectives. Some of the factors the CMDS Committee used to assess talent management performance were completion of comprehensive management succession plans and review of key human capital metrics, including hiring activity and global attrition rates.

B.	Strategic goals. The CMDS Committee also considered progress made during the year in executing the Company’s long-term strategic plan. This plan is based upon several core strategic principles, including:

•	Leveraging the Company’s global scale and franchise and improving integration across businesses;

•	Striking a better balance between principal and customer activity;

•	Investing to optimize growth opportunities and achieve best-in-class status across all businesses;

•	Aggressively pursuing new opportunities, including “bolt-on” acquisitions to augment strategic gaps; and

•	Creating a cohesive “One-Firm” culture.

C.	Peer group data. To ensure that our NEO compensation is appropriately competitive, the CMDS Committee reviewed analyses of pay levels for the Company’s core competitors periodically throughout the year. This information was independently prepared or validated by the CMDS Committee’s compensation consultant.

The CMDS Committee examined two peer groups: (1) our investment bank competitor group, which consists of Bear Stearns, Goldman Sachs, Lehman Brothers and Merrill Lynch and (2) our core competitor group, which consists of our investment bank competitors, as well as Bank of America, Citigroup, Credit Suisse Group, Deutsche Bank, JPMorgan Chase and UBS. The members of the investment bank competitor group have a business mix most similar to that of the Company, while the core competitors include a broader group of more diversified financial services companies. The CMDS Committee and its consultant believe that our core competitor group is representative of the market in which we compete for talent and that the size of the group provides sufficient data across the range of senior positions at the Company.

The CMDS Committee considered historical compensation data, consultant estimates of competitors’ 2007 compensation, and performance indicators for the Company’s core competitors. The CMDS Committee also reviewed Mr. Mack’s compensation relative to fiscal 2006 and projected fiscal 2007 compensation for the CEOs of seven peer companies (Bank of America, Bear Stearns, Citigroup, Goldman Sachs, JPMorgan Chase, Lehman Brothers and Merrill Lynch). Estimated 2007 compensation amounts were provided by other third-party compensation consultants and were reviewed by the CMDS Committee’s consultant.

D.	Relative pay considerations. The CMDS Committee reviewed the relative differences between the compensation for the CEO, the other NEOs and the other executive officers of the Company as compared to similar differences in 2006 and projected 2007 compensation levels among our core competitors.

E.	Compensation expense considerations. Each quarter, the Company accrues compensation expense based on a variety of factors, including the overall performance of the Company. The CMDS Committee reviewed and considered the relationship between Company performance and compensation expense prior to determining individual incentive compensation amounts.

F.

Input and recommendations from the CEO, the independent directors and the CMDS Committee’s consultant.     At the end of the fiscal year, Mr. Mack presented the CMDS Committee with a performance assessment and compensation recommendation for each NEO other than himself. As discussed below under “III.A. Evaluating Company and NEO Performance—CEO performance,” Mr. Mack requested that he not receive a bonus for fiscal 2007. The CMDS Committee reviewed the CEO’s recommendations with its compensation consultant to determine whether they were reasonable in relation to the market for executive talent and considered the recommendations in determining year-end compensation for the NEOs in executive session. The CMDS Committee also reviewed Mr. Mack’s compensation with the other independent directors and received their input before determining Mr. Mack’s performance and compensation in executive session.

III.	Evaluating Company and NEO Performance

The CMDS Committee evaluated fiscal 2007 performance both on a year-over-year basis with respect to financial, strategic and other performance priorities established at the beginning of the year, and on a relative basis compared to the performance of our core competitors. It did so because favorable or unfavorable market and economic conditions that develop during the year (as an example, the extreme displacement in the credit markets in 2007, particularly with respect to U.S. subprime residential mortgages) may render the priorities established at the beginning of the year less meaningful as measures of performance. On December 20, 2007, the day following the Company’s fourth quarter earnings announcement, the CMDS Committee reviewed and approved the incentive compensation to be paid to the NEOs for fiscal 2007.

The following table summarizes the Company’s year-over-year financial performance as of the fourth quarter of fiscal 2007 that the CMDS Committee reviewed. In November and early December, the CFO reviewed the Company’s year-over-year financial performance as of the third quarter of fiscal 2007 with the CMDS Committee. The CMDS Committee was kept apprised of the significant writedowns of mortgage-related instruments that were disclosed on Company Current Reports on Form 8-K and, accordingly, significantly discounted the Company’s third quarter financial performance in determining fiscal 2007 NEO compensation. Moreover, the CMDS Committee reviewed the Company’s final fourth quarter results before making final compensation decisions (most competitor full year results were not available at that time). A detailed analysis of the Company’s financial and operational performance for fiscal 2007 is contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 (2007 Form 10-K).

Performance Priority	Measurement	Fiscal 2006 Level	Fiscal 2007 Level
Growth	Growth in net revenues	26.8%	(6.1%)
Relative Returns	Return on equity from continuing operations	23.8%	7.8%
Profitability	Pretax profit margin	30.5%	12.3%
Relative Stock Price Growth	Core competitors	3 of 11(1)	7 of 11(3)
Price/Earnings Ratio	Core competitors	10 of 11(2)	8 of 11(4)
Price/Book Ratio	Core competitors	7 of 11(2)	4 of 11(5)

* Core competitors are Bank of America, Bear Stearns, Citigroup, Credit Suisse Group, Deutsche Bank, Goldman Sachs, JPMorgan Chase, Lehman Brothers, Merrill Lynch and UBS.

(1) For the period December 1, 2005 to November 30, 2006.

(2) Historical valuation ratios as reported by Bloomberg for fiscal 2006.

(3) For the period December 1, 2006 to November 30, 2007.

(4) For U.S. firms, Price-to-Earnings based on First Call EPS estimates, as of November 30, 2007. For European firms, Price-to-Earnings based on valuation ratios reported by Bloomberg for November 30, 2007.

(5) Price-to-Book calculated by Bloomberg based on last filed book value, as of November 30, 2007.

A.	CEO performance. In keeping with his commitment to pay for performance and his belief that accountability for the Company’s overall results ultimately rests with him, Mr. Mack requested that he not receive a bonus for fiscal 2007 due to the Company’s fourth quarter results and the CMDS Committee did not award a bonus to Mr. Mack for fiscal 2007.

•

Significant writedowns of mortgage-related instruments and fourth quarter financial results:    The significant writedowns of mortgage-related instruments and the Company’s fourth financial quarter results were the primary factors considered by the CMDS Committee in determining Mr. Mack’s compensation. However, the Committee also reviewed the factors listed below in assessing Mr. Mack’s performance during fiscal 2007.

•

Aggressive actions taken to address significant losses in mortgage securities market and build on momentum in other businesses:    Mr. Mack held individuals accountable for the Company’s fourth quarter results and took aggressive action to address the challenges created by changing market conditions, including:

•

Appointing Walid Chammah and James Gorman as Co-Presidents, naming Michael Petrick as Global Head of Sales and Trading, and making a series of other management changes throughout the Institutional Securities business;

•

Reassessing the Company’s risk culture and risk appetite and enhancing the Company’s risk management function by strengthening staffing and having it report directly to the CFO, and creating a new, additional risk monitoring function within the trading business; and

•	Consolidating all of the Company’s proprietary trading activities under common leadership.

•

Improved financial performance across most of the Company’s businesses:    Despite suffering a significant loss in our fixed income business, the Company continued to deliver improved financial performance across all of its other businesses, including record results in investment banking, equities and asset management and a 127% increase in Global Wealth Management pre-tax income.

•

Continued strengthening of the Institutional Securities franchise:    The Company continued to deliver strong results across many areas of Institutional Securities (including record performance in equity derivatives, prime brokerage and interest rate and currencies and strong performance in M&A and commodities) and maintained leadership positions in many of our key client businesses.

•

Significantly improved performance in Global Wealth Management:    Management has dramatically re-invigorated the business, delivering the seventh consecutive quarter of improved performance in the fourth quarter.

•

Dramatic progress executing Asset Management’s growth strategy:    Asset Management delivered its best year ever, with assets under management of $597 billion, up $101 billion from a year ago, and record net inflows of $35 billion for the year compared with net outflows of $9.3 billion a year ago. Pre-tax income increased 72%.

•

Continued build-out of the international franchise:    The Company achieved record international revenues, up 44% from 2006. The Company also continued expanding its global footprint, particularly in key emerging markets including China, the Middle East and India.

•

Successful execution of transactions involving non-core businesses:    The Company successfully executed two transactions involving non-core businesses. These were the Company’s spin-off of Discover Financial Services on June 30, 2007 (Discover spin-off) and the initial public offering of MSCI Inc.

•	Resolution of legacy legal and regulatory issues: The Company has continued to resolve a number of legacy legal and regulatory matters. See Legal Proceedings in Part I, Item 3 of the 2007 Form 10-K.

•

Strengthened talent management:    Mr. Mack’s leadership and his continued commitment to the Company’s talent management efforts have led to increased retention of key employees. Important initiatives introduced in fiscal 2007 included: innovative recruiting efforts, enhanced assessment and feedback mechanisms for employees, a focus on women and minorities in leadership roles and an initiative to increase mobility of employees both globally and across business lines. Additionally, several Management Committee sponsored forums were held to target enhancing communication and collaboration across the Company.

B.	Other NEO performance. In determining the compensation of the other NEOs, the CMDS Committee weighed the Company’s overall financial performance. The CMDS Committee also took note of each NEO’s respective contribution to the Company’s accomplishments outlined above and reviewed and analyzed his individual performance:

•

Mr. Kelleher, Chief Financial Officer:    The CMDS Committee considered Mr. Kelleher’s accomplishments as Head of Global Capital Markets and his transition into the CFO role, including helping the Company to address issues relating to the disruption in the mortgage securities market during the second half of the year.

•

Mr. Sidwell, former Chief Financial Officer:    The CMDS Committee considered Mr. Sidwell’s role as CFO for three quarters of the year, and in helping develop the Company’s strategic growth plan and communicating it to the investment community. The Committee also recognized his commitment to ensuring a smooth transition from his CFO role.

•

Mr. Scully, Co-President:    The Committee considered Mr. Scully’s oversight of Asset Management, which delivered its best year ever in fiscal 2007, and his role in the successful completion of the Discover spin-off.

•

Mr. Lynch, Chief Legal Officer:    The Committee considered Mr. Lynch’s efforts in resolving a number of legacy legal and regulatory matters and his success in strengthening the Company’s relationship with key regulators worldwide.

•

Mr. Nides, Chief Administrative Officer:    The Committee considered Mr. Nides’ role in supporting the Company’s strategic initiatives, as well as his role in managing the Company’s Human Resources, Government Affairs, Communications, Corporate Services and other administrative functions.

IV.	Components of 2007 Compensation for NEOs

Competition for talent is intense in the securities industry, from our traditional competitors and related businesses such as hedge funds and private equity firms. The Company’s executive compensation program is designed to be competitive in order to help attract, motivate and retain the talent that is essential to achieving our short-term and long-term financial and strategic goals. Set forth below is a discussion of each element of NEO compensation, why the Company pays each element and how each element fits into the Company’s overall compensation philosophy.

A.	Incentive compensation (annual bonus): Incentive compensation is the primary element of compensation for each NEO. Incentive compensation is at risk and varies from year-to-year based on performance. It is intended to encourage a long-term view and to reward achievements with respect to the Company’s strategic goals and financial performance priorities, as well as individual performance. Incentive compensation is paid partially in cash and partially in the form of a long-term incentive award that is subject to market risk and cancellation. Incentive compensation constituted approximately 97% of fiscal 2007 total reward (base salary and incentive compensation) for our NEOs, excluding Mr. Mack who received no incentive compensation.

1.

Appropriate balance of long-term incentive awards and cash.    As executives’ compensation, responsibilities and ability to impact the Company’s financial performance increases, the CMDS Committee raises the percentage of their incentive compensation awarded as long-term compensation and lowers the portion awarded as cash. In determining these percentages, the CMDS Committee considered the mix of cash bonus and long-term incentive awards paid to the NEOs of our core competitors in prior years. The CMDS Committee ultimately approved a two-tiered mix for our NEOs, which is more heavily weighted toward long-term incentives. NEOs earning $10,000,000 or more in total reward (base salary and incentive compensation) received 65% of their incentive compensation as a long-term incentive award, with the remainder payable in cash. NEOs earning less than $10,000,000 in total reward received 55% of their incentive compensation as a long-term incentive award, with the remainder payable in cash. Mr. Sidwell retired from the Company prior to the grant date of the fiscal 2007 long-term incentive awards and therefore received his entire fiscal 2007 incentive compensation in cash. As discussed below, the long-term incentive award for NEOs may be delivered 100% as an equity award or, at the election of the NEO, up to 40% as an award under the Notional Leveraged Co-Investment Plan (LCIP), with the remainder delivered as an equity award.

2.	Equity awards align executive interests with long-term shareholder interests. The Company delivers a significant portion of the long-term incentive award in the form of equity awards. For each NEO, the CMDS Committee awarded 100% of the fiscal 2007 equity award in the form of restricted stock units (RSUs). No stock options were awarded to NEOs for fiscal 2007. Equity awards foster an ownership culture and help motivate employees to perform at peak levels across economic and business cycles because the value of these awards is linked to the Company’s long-term performance. Equity awards constituted approximately 76% of the long-term incentive compensation awarded to our NEOs for fiscal 2007, excluding Mr. Mack and Mr. Sidwell.

Our NEOs are subject to the Morgan Stanley Equity Ownership Commitment, which requires that they retain 75% of the common stock and equity awards (net of tax and exercise cost) held when they became subject to the commitment and subsequently awarded to them. They may not engage in hedging strategies, sell short or trade derivatives involving Company securities. These policies link a portion of NEO net wealth to the Company’s stock price and provide a continuing incentive for NEOs to work toward superior long-term stock performance. Since he returned to the Company in 2005, Mr. Mack has received 100% of his incentive compensation as equity awards.

3.	Notional Leveraged Co-Investment Plan awards enhance compensation competitiveness. LCIP is a nonqualified deferred compensation plan that offers employees unique notional investment opportunities, including the Company’s proprietary investment funds, “funds of funds” of the Company that include third-party investment funds, and other third-party investment funds. LCIP gives employees direct access to the kinds of investment vehicles that contribute to the Company’s profits and the value of the Company’s franchise.

In 2007, the CMDS Committee permitted the NEOs to participate on the same basis as other eligible employees in LCIP. Each NEO was permitted to elect to receive up to 40% of his long-term incentive award under LCIP, with the remaining portion payable as an equity award. For fiscal 2007, the contribution of each participant in LCIP, including NEOs, includes a notional investment by the Company equal to two times the participant’s contribution. Participant distributions under LCIP are offset by the Company notional investment, excluding any earnings thereon. We believe offering LCIP provides the Company with an important competitive advantage in retaining talent. For fiscal 2007, Messrs. Kelleher, Lynch and Nides elected to receive 40%, 30% and 40%, respectively, of their long-term incentive award under LCIP and the remainder in equity. Mr. Scully elected to receive 100% of his long-term incentive award in equity.

4.	Structure of long-term incentive awards fosters a long-term view and improves retention. We design the cancellation and payment provisions for long-term incentive awards to encourage NEOs to focus on the Company’s long-term success and remain with the Company. Because we grant long term incentive awards in lieu of cash bonus for performance in the prior year, the awards are not subject to further performance requirements. The ultimate value of equity awards, however, is driven in large measure by the performance of the Company.

The cancellation provisions and payment schedules of our fiscal 2007 long-term incentive awards provide a continuing strong incentive to our NEOs to increase shareholder value over the long term. The NEOs will not be able to begin to monetize fiscal 2007 long-term incentive awards until the awards become non-cancelable. The cancellation provisions of fiscal 2007 RSUs lift, and the awards become non-cancelable, 50% two years after grant and 50% three years after grant. The cancellation provisions of fiscal 2007 LCIP awards lift, and the awards become non-cancelable, three years after grant.

The fiscal 2007 RSU and LCIP awards granted to our NEOs are not canceled upon termination of employment, provided that the NEO does not leave the Company to join a competitor and the NEO has complied with the other cancellation provisions of the award. Therefore, the cost of leaving the Company to go to a competitor can be significant to the NEO, or a competitor who wants to recruit the NEO would have to incur a significant cost in replacing the NEO’s canceled long-term incentive awards. The other cancellation provisions of fiscal 2007 RSU and LCIP awards include termination for cause, disclosure of proprietary information and solicitation of employees or clients. In addition to their retention value, the cancellation provisions of the long-term incentive awards protect the Company’s interests by, among other things, promoting the protection of confidential business information and serving to maintain the Company’s customer and employee relationships worldwide.

In addition to the cancellation provisions of the long-term incentive awards, all NEOs (other than Mr. Sidwell) signed notice and non-solicitation agreements that, among other things, generally require that they provide the Company with 180 days’ advance notice of their resignation and prohibit them from soliciting certain clients, customers or employees within 180 days following their termination of employment.

The values of fiscal 2007 equity and LCIP awards granted to our NEOs are set forth under “V. 2007 Compensation for NEOs” below.

B.	Base salary: All of our executive officers, including our NEOs, receive a relatively small portion of their compensation in the form of base salary. Base salaries reflect the NEO’s experience and level of responsibility and the salaries for comparable positions at our core competitors. The 2007 base salaries for executive officers are generally in the range of median base salaries paid by our core competitors to executives with comparable duties and responsibilities. The CMDS Committee reviews the base salaries of the NEOs and other executive officers annually and generally determines base salaries early in the fiscal year, with changes becoming effective on the first day of the fiscal year. The 2008 base salary for each NEO was unchanged from 2007 levels.

C.	Benefits: In addition to incentive compensation and base salaries, we provide our NEOs with certain medical and other benefits to promote their health, well-being and security and to assist the Company in remaining competitive in the marketplace. Most of these benefits are made available to employees generally. When making its fiscal 2007 compensation decisions, the CMDS Committee considered the following benefits provided to the NEOs.

1.

Retirement and savings plans.    All NEOs participate in Company-sponsored retirement and savings plans available in the relevant jurisdiction. NEOs may be eligible to participate in retiree medical coverage under the Morgan Stanley Medical Plan. NEOs may also be eligible to participate in the Company’s U.S. Excess Benefit Plan (the EB Plan) and the global Supplemental Executive Retirement Plan (the SERP). The EB Plan was originally intended to compensate for the limitations imposed by the Internal Revenue Service on qualified pension plan benefits and eligible pay. The SERP was originally designed to help attract mid-career hires by compensating them for lost defined-benefit pension benefits as a result of leaving another firm close to retirement. When it was determined that these plans were no longer needed to remain competitive, they were generally closed to new participants. The Company and the CMDS Committee believe that our current retirement and savings plans serve an important role in attracting senior executives, and that the grandfathering provisions under the EB Plan and the SERP continue to help retain eligible executives. Company contributions to defined contribution plans for the NEOs are disclosed in the “All Other Compensation” column in the Summary Compensation Table. The defined benefit pension arrangements and supplemental executive retirement plans for the NEOs are described under the “Pension Benefits Table” herein.

2.	Deferred compensation programs. The Company offers our NEOs the ability to participate in certain nonqualified deferred compensation programs, in addition to LCIP, on the same terms and conditions as other eligible employees. No Company contributions are made to these plans; NEOs may defer their incentive compensation on a voluntary basis. These plans have been created to allow employees financial planning opportunities that are consistent with those offered by competitors. Some NEOs also have accrued benefits under nonqualified deferred compensation plans that are no longer offered by the Company. All of the NEOs were eligible to defer compensation for fiscal 2007. The voluntary nonqualified deferred compensation plans in which the NEOs participate are described under the “Nonqualified Deferred Compensation Table” herein.

3.	Personal benefits. The Company provides perquisites and other personal benefits to certain of our NEOs. The Company believes these benefits are desirable for competitive and security reasons and are generally consistent with the practices of our competitors. Personal benefits provided to the Company’s NEOs are discussed under the “Summary Compensation Table” herein.

4.	Severance benefits. Except as described under “Potential Payments Upon Termination or Change-in-Control” with respect to payments due upon Mr. Mack’s death or disability, our NEOs are not entitled to cash severance payments upon any termination of employment.

V.	2007 Compensation for NEOs

The CMDS Committee determined the value of the fiscal 2007 cash and long-term incentive awards for each NEO based on its assessment of Company, business unit and individual performance and based on its review of peer group data, relative pay data, compensation expense and compensation recommendations, as discussed above.

In determining fiscal 2007 incentive compensation for our NEOs, the CMDS Committee reviewed the maximum amount yielded by the application of the shareholder-approved performance formula set in accordance with Section 162(m) of the Internal Revenue Code, discussed below, and the CMDS Committee certified that the Company’s financial results for fiscal 2007 satisfied the performance criteria of Section 162(m).

The CMDS Committee’s compensation determinations for the NEOs for fiscal 2007 are set forth in the following table.

	Mr. Mack	Mr. Kelleher		Mr. Sidwell		Mr. Scully	Mr. Lynch	Mr. Nides
Cash compensation:
Base salary	$800,000	$339,603	(1)	$300,000	(2)	$500,000	$300,000	$300,000
Annual incentive award:
Cash bonus	—	$3,976,139		$12,700,000	(3)	$5,075,000	$4,051,250	$2,643,750
Restricted stock units(4)	—	$4,430,555		—		$9,425,000	$5,266,625	$1,938,750
LCIP award	—	$2,953,703		—		—	$2,257,125	$1,292,500

Total Reward	$800,000	$11,700,000		$13,000,000		$15,000,000	$11,875,000	$6,175,000

(1) Mr. Kelleher’s base salary was £170,000 for fiscal 2007. The amount of British pounds sterling was converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.9977.

(2) Represents Mr. Sidwell’s base salary for services through October 31, 2007, the date of Mr. Sidwell’s retirement from the Company, plus $25,000 that was paid in lieu of the base salary that he would have received had he continued employment through November 30, 2007.

(3) Mr. Sidwell retired from the Company prior to the grant date of fiscal 2007 RSUs and was paid his entire fiscal 2007 bonus in cash.

(4) The number of RSUs awarded was determined by dividing the dollar value of the award by $50.8686, the volume weighted average price of the Company’s common stock on the grant date, December 20, 2007, and rounding down to the nearest whole number. Fractional shares are paid in cash to the NEO.

VI.	Tax Deductibility under Section 162(m) of the Internal Revenue Code

Our policy, in general, is to maximize the tax deductibility of compensation paid to our executive officers under Section 162(m) of the Internal Revenue Code and the regulations of Section 162(m). Our shareholders have approved a performance formula that is designed and administered in order to qualify compensation awarded thereunder as “performance-based.” The formula imposes a cap of 0.5% of our adjusted pre-tax earnings on “performance-based” compensation paid to each executive who is designated by the CMDS Committee at the start of a fiscal year as an individual whose compensation for that year may be subject to the limit imposed by Section 162(m).

VII.	New Performance-Based Compensation Program – For Fiscal 2008 and Beyond

In January 2008, the CMDS Committee approved a new performance-based stock option program under our existing shareholder-approved equity plan that is designed to promote and reward improvement in the following criteria over a three-year performance period:

•	Total shareholder return (TSR) on the Company’s common stock;

•	The Company’s return on average common equity (average ROE); and

•	Profit before taxes (income from continuing operations or PBT).

In designing the performance program, the CMDS Committee sought to tie a portion of NEO compensation directly to these three core financial metrics. The grants under this program will be at risk over a three-year performance period, and, if the Company does not achieve specific goals, the awards will not vest and NEOs will lose the compensation related to the performance program. The CMDS Committee adopted the performance program to reinforce senior management accountability for the Company’s financial and strategic goals and the Company’s long-term financial performance.

It is expected that the initial grants under the performance program will be made during fiscal 2008 to the CEO and certain other senior officers. The CMDS Committee will take the awards under consideration as it reviews 2008 year-end compensation. The performance stock option awards will become non-cancelable or be canceled at the conclusion of the performance period based on the Company’s achievement of the performance metrics of the program described below (subject to the other terms and conditions of the award).

The performance measures for the awards will be as follows:

A.	Fifty percent of the award will be earned based on the TSR of the Company’s common stock and the Company’s average ROE during the three fiscal years of the performance period.

Step 1:    Regardless of the Company’s average ROE, this 50% of the award will be canceled if the Company’s TSR over the performance period does not exceed the TSR of the S&P 500 Index over the performance period.

Step 2:    If the Company’s TSR exceeds the TSR of the S&P 500, the portion of this 50% of the award earned will be based on the Company’s average ROE.

B.	The remaining 50% of the award will be earned based on the Company’s average ROE and change in average PBT compared with the performance of our investment bank competitors (Bear Stearns, Goldman Sachs, Lehman Brothers and Merrill Lynch).

Average ROE:    The Company’s average ROE over the performance period compared with the average ROE of our investment bank competitors over the performance period; and

Change in Average PBT:    The percentage change in the Company’s average PBT over the performance period from the Company’s average PBT over a three-year period preceding the performance period, compared with the percentage change in each investment bank competitor’s average PBT over the performance period from the competitor’s average PBT over a three-year period preceding the performance period.

If an executive’s employment terminates during the performance period under certain circumstances – and the circumstances do not involve a breach of the cancellation provisions of the award – a pro rata portion of the performance stock options will become exercisable, subject to the attainment of the performance goals, either at the time of termination or at the conclusion of the performance period, depending on the circumstances of the termination.

*      *      *

Compensation, Management Development and Succession Committee Report.

We, the Compensation, Management Development and Succession Committee of the Board of Directors of Morgan Stanley, have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 filed with the SEC.

Respectfully submitted,

C. Robert Kidder, Chair

Erskine B. Bowles

Donald T. Nicolaisen

Summary Compensation Table.    The following table summarizes the compensation of our named executive officers for the fiscal year ended November 30, 2007. Our NEOs are our Chief Executive Officer, Chief Financial Officer, Former Chief Financial Officer and the three other most highly compensated executive officers as determined by their total compensation set forth in the table below, excluding, in accordance with SEC rules, the amount in the column captioned “Change in Pension Value and Nonqualified Deferred Compensation Earnings.” Compensation in the table below includes not only compensation earned for services in fiscal 2007 but, in the case of stock awards and option awards, compensation earned for services in prior fiscal years but recognized as an expense for financial statement reporting purposes with respect to fiscal 2007.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)		Stock Awards ($)(3)		Option Awards ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)(6)	All Other Compensation ($)(7)	Total ($)
John J. Mack Chairman and CEO	2007	800,000		—	(8)	—	(8)	11,461	391,844	399,153	1,602,458

Colm Kelleher* Chief Financial Officer	2007	339,603	(9)	6,929,843		8,648,512		2,780,951	170,100	2,146,680	21,015,689

David H. Sidwell* Former Chief Financial Officer	2007	275,000	(10)	12,700,000	(11)	1,467,076		46,617	—	120,000	14,608,693

Robert W. Scully* Co-President	2007	500,000		5,075,000		9,425,000		1,714	209,498	—	15,211,212

Gary G. Lynch Chief Legal Officer	2007	300,000		6,308,375		5,266,625		1,046	17,818	6,100	11,899,964

Thomas R. Nides Chief Administrative Officer	2007	300,000		3,936,250		1,938,750		434	7,033	150,681	6,333,148

* Mr. Kelleher became Chief Financial Officer, effective October 11, 2007. Mr. Sidwell retired from employment with the Company, effective October 31, 2007. Mr. Sidwell has served as an advisory director of the Company since November 1, 2007 and as a non-employee director of MSCI Inc. since November 14, 2007. Effective December 1, 2007, Mr. Scully became a member of the Office of the Chairman.

(1) Includes elective deferrals to the Company’s employee benefit plans. Mr. Mack’s employment agreement provides that his annual base salary cannot be less than $775,000, the base salary provided to our CEO who immediately preceded him.

(2) Includes elective deferrals to the Company’s employee benefit plans and amounts contributed to Morgan Stanley deferred compensation plans. See note 1 to the “Nonqualified Deferred Compensation Table” herein. Annual cash bonus amounts were paid in January 2008.

(3) See “Award Values in the Compensation Discussion and Analysis and the Summary Compensation Table” below. Represents amounts recognized as an expense in the Company’s and MSCI Inc.’s 2007 financial statements related to all RSUs awarded to the NEOs in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123R), including fractional RSUs settled in cash at grant. For Mr. Kelleher, represents (i) $4,430,555, the grant date fair value of RSU awards for services in fiscal 2007 that were granted on December 20, 2007 and (ii) $4,217,957 of expense related to RSU awards for services in fiscal 2003, 2004, 2005 and 2006 that were expensed over the service period. For Mr. Sidwell, represents (x) $1,462,344 of remaining expense related to RSU awards granted for service in fiscal 2003 and 2004 that were expensed over the service period, which ended upon Mr. Sidwell’s retirement, and (y) $4,732 of expense related to an RSU award granted by MSCI Inc. for Mr. Sidwell’s services as a non-employee director of MSCI Inc. For Messrs. Scully, Lynch and Nides, represents the grant date fair value of RSU awards for services in fiscal 2007 that were granted on December 20, 2007. For further information on the Company’s accounting for stock-based compensation, see notes 2 and 18 to the consolidated financial statements included in the 2007 Form 10-K. For the value of RSUs granted to each NEO for services to the Company in fiscal 2007, see the table in the “Compensation Discussion and Analysis” on page 19.

(4) See “Award Values in the Compensation Discussion and Analysis and the Summary Compensation Table” below. Represents amounts recognized as an expense in the Company’s 2007 financial statements related to all stock options awarded to the NEOs in accordance with SFAS No. 123R. No stock options were awarded to the NEOs for services in fiscal 2007. For all NEOs, includes additional expense recognized in connection with the equitable adjustment of outstanding stock options to reflect the Discover spin-off. For Mr. Kelleher, also includes expense related to stock option awards granted for service in fiscal 2003 and 2006 that were expensed over the service period. For Mr. Sidwell, also includes remaining expense related to a stock option award granted for service in fiscal 2003 that was expensed over the service period, which ended upon Mr. Sidwell’s retirement. For further information on the Company’s accounting for stock-based compensation, see notes 2 and 18 to the consolidated financial statements included in the 2007 Form 10-K.

(5) Includes the aggregate increase from September 30, 2006 to September 30, 2007 in the actuarially determined present value of the accumulated benefit under the Company-sponsored defined benefit pension plans during the measurement period of $56,039 for Mr. Mack, $209,498 for Mr. Scully, $17,818 for Mr. Lynch and $7,033 for Mr. Nides. Mr. Kelleher experienced a decrease in the present value of his accumulated benefit of ($108,016) primarily due to an increase in the value of benefits payable under the Morgan Stanley U.K. Group Pension Plan, which offsets benefits payable under the Morgan Stanley Supplemental Executive Retirement Plan. Mr. Sidwell experienced a decrease in the present value of his accumulated benefit under the Company-sponsored defined benefit pension plan during the measurement period of ($24,332) primarily due to his retirement with less than five years of vesting service under the Company-sponsored defined benefit pension plan. See the “Pension Benefits Table” herein. Changes in present value also reflect the effect of an additional year of pension accrual. The present value at September 30, 2006 is based on a 5.97% discount rate and the RP-2000 White Collar Combined Mortality Table projected to 2010 with Scale AA, for Males and Females. The present value at September 30, 2007 is based on a 6.34% discount rate and the RP-2000 White Collar Combined Mortality Table projected to 2015 with Scale AA, for Males and Females. Present values are determined using an interest-only discount before retirement. Post-retirement discounts are based on interest and mortality. For each plan, the assumed benefit commencement date is the earliest age at which the executive can receive unreduced benefits under that plan.

(6) Also includes the aggregate increase, if any, in the value of the NEOs’ accounts under the Company’s nonqualified deferred compensation plans at November 30, 2007 (without giving effect to any distributions made during fiscal 2007) from December 1, 2006 that are attributable to above-market earnings. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the earnings credited on deferred compensation. This column includes $335,805 for Mr. Mack and $170,100 for Mr. Kelleher. For details of the nonqualified deferred compensation plans in which the NEOs participate, see the “Nonqualified Deferred Compensation Table” herein.

(7) The “All Other Compensation” column includes (a) contributions made by the Company under our defined contribution plans and (b) perquisites and other personal benefits, as detailed below. The amount shown for Mr. Sidwell represents (i) $25,000 that was paid in lieu of the base salary that Mr. Sidwell would have received if he had remained employed through November 30, 2007 and (ii) $95,000 (of which $94,986 was recognized as an expense in MSCI Inc.’s 2007 financial statements) related to shares of MSCI Inc. common stock granted by MSCI Inc. at Mr. Sidwell’s election in lieu of cash retainers paid for his services as a non-employee director of MSCI Inc. In addition, our NEOs may participate on the same terms and conditions as other investors in investment funds that we may form and manage primarily for client investment, except that we may waive or lower applicable fees and charges for our employees.

(a)	The Company contributions to the Morgan Stanley U.K. Group Pension Plan for Mr. Kelleher during fiscal 2007 totaled £25,500 ($50,940). The amount of British pounds sterling was converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.9977. For each of Messrs. Mack, Lynch and Nides, the Company’s 401(k) matching contribution for 2007 was $6,100 and was allocated to the ESOP. Mr. Sidwell was not eligible for the 2007 Company matching contribution to the ESOP made in January 2008.

(b)	Perquisites are valued based on the aggregate incremental cost to the Company. The Company’s Board-approved policy directs the Chairman and CEO to use the Company aircraft when traveling by air for security purposes. Mr. Mack’s amounts include $355,882, reflecting personal use of Company aircraft. The value of personal use of Company aircraft includes variable costs incurred in connection with personal flight activity, and does not include fixed costs of owning and operating the Company aircraft. The value was calculated for fiscal 2007 based on the incremental cost of personal travel, including: landing, parking and flight planning expenses; crew travel expenses; supplies and catering; aircraft fuel and oil expenses per hour of flight; maintenance, parts and external labor per hour of flight; customs, foreign permits and similar fees; and passenger ground transportation. In addition, the aggregate incremental cost associated with repositioning the aircraft was $34,902. The amount reported also includes personal use of a Company-furnished car and personal meals.

Mr. Kelleher is covered by Morgan Stanley’s overseas assignment policy, which is designed to eliminate any financial detriment or gain from the overseas assignment. Mr. Kelleher’s amounts include $2,094,387 related to his overseas assignment and his entitlements under the policy, including tax reimbursements and tax equalization payments, financial advisory and tax planning services, relocation assistance, reimbursement for educational costs in the U.K. and cost of living adjustments. The amount reported also includes personal meals.

Pursuant to a written agreement with the Company, Mr. Nides was reimbursed for reasonable commuting and other personal expenses of $81,180 related to travel between his home and the Company’s offices and tax reimbursements of $63,269 related to imputed income for these expenses. These expenses include the cost of airfare, car service and housing arrangements. The amount reported also includes personal meals.

(8) Mr. Mack did not receive a bonus for fiscal 2007. See the “Compensation Discussion and Analysis” herein for a discussion of Mr. Mack’s fiscal 2007 compensation.

(9) Mr. Kelleher’s base salary was £170,000 for fiscal 2007. The amount of British pounds sterling was converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.9977.

(10) Represents base salary paid for services through October 31, 2007, the date of Mr. Sidwell’s retirement from the Company.

(11) Mr. Sidwell retired from the Company prior to the grant date of fiscal 2007 RSUs and was paid his entire fiscal 2007 bonus in cash.

Award Values in the Compensation Discussion and Analysis and the Summary Compensation Table

The Summary Compensation Table was prepared in accordance with SEC regulations and values equity awards based principally on the treatment of compensation expense in the income statement under the applicable accounting rule, currently SFAS No. 123R. For this reason, the “Option Awards” column of the Summary Compensation Table includes values, even though no stock options were awarded to the NEOs in fiscal 2007, and the values disclosed for fiscal 2007 grants of RSUs in the “Stock Awards” column of the Summary Compensation Table differ from the values disclosed for such grants in the table that appears in the “Compensation Discussion and Analysis” on page 19.

In general, under SFAS No. 123R, an equity award is expensed over the service period of the award. If the employee is retirement-eligible at grant under the terms of the award, then the award is expensed over a service period prior to the grant date. As discussed in the “Compensation Discussion and Analysis” herein, fiscal 2007 RSUs awarded to the NEOs are not canceled upon a termination of employment, provided that the NEO does not leave the Company to join a competitor and the NEO has complied with the other cancellation provisions of the award. In accordance with SFAS No. 123R, we expensed fiscal 2007 year-end RSU awards to our NEOs over fiscal 2007, a service period prior to the grant date. Therefore, the full SFAS No. 123R grant date value of these RSUs is disclosed in the “Stock Awards” column of the above table for Messrs. Kelleher, Scully, Lynch and Nides (Messrs. Mack and Sidwell did not receive fiscal 2007 RSU awards). However, Messrs. Kelleher and Sidwell hold Company RSU awards that were previously granted in respect of prior fiscal years and either (i)

they were not retirement-eligible at grant under the award terms or (ii) the awards were granted prior to the adoption of SFAS No. 123R. Mr. Sidwell also holds an MSCI Inc. RSU award for which he is not retirement-eligible under the award terms. Accordingly, these awards are required to be expensed over the service period specified under the award terms. The portion of these awards that was expensed during fiscal 2007 is aggregated with the expense for fiscal 2007 annual RSU awards in the “Stock Awards” column of the Summary Compensation Table.

Messrs. Kelleher and Sidwell also hold Company stock option awards that were previously granted in respect of prior fiscal years and either (i) they were not retirement-eligible at grant under the award terms or (ii) the awards were granted prior to the adoption of SFAS No. 123R. Accordingly, these awards were expensed over the service period specified under the award terms, and the portion of these awards that was expensed during fiscal 2007 is disclosed in the “Option Awards” column of the Summary Compensation Table.

Additional expense was recognized in fiscal 2007 in connection with the equitable adjustment of certain outstanding stock options held by the NEOs to reflect the Discover spin-off, and this expense is also disclosed in the “Option Awards” column of the Summary Compensation Table.

Grants of Plan-Based Awards Table.    The following table provides information on stock options and RSUs granted to each of our NEOs during fiscal 2007. This table sets forth information with respect to the RSU and stock option awards granted under the Morgan Stanley Employees’ Equity Accumulation Plan (EEAP) to each NEO in December 2006 for performance in fiscal 2006. The information in this table with respect to such awards reflects equitable adjustments made to the awards after grant to reflect the Discover spin-off. For the value of RSUs granted to each NEO in December 2007 for performance in fiscal 2007, see the table that appears in the “Compensation Discussion and Analysis” on page 19. This table also sets forth information with respect to a grant of RSUs under the MSCI Independent Directors’ Equity Compensation Plan (MSCI Director Plan) that Mr. Sidwell received as a non-employee director of MSCI Inc. in connection with the MSCI Inc. initial public offering (IPO) on November 14, 2007. For additional information on these grants, see the discussion following the notes to this table.

Name	Grant Date (mm/dd/yyyy)	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
John J. Mack(3)	12/12/2006	542,618		—	—	36,179,923
	12/12/2006	—		210,252	66.7260	4,019,934

Colm Kelleher	12/12/2006	36,844		—	—	2,456,633
	12/12/2006	—		144,551	66.7260	2,763,757

David H. Sidwell	12/12/2006	120,199		—	—	8,014,461
	12/12/2006	—		46,574	66.7260	890,476
	11/14/2007	2,777	(4)	—	—	49,986
	11/14/2007	5,277	(5)	—	—	94,986

Robert W. Scully	12/12/2006	173,279		—	—	11,553,655
	12/12/2006	—		67,141	66.7260	1,283,709

Gary G. Lynch	12/12/2006	107,038		—	—	7,136,930
	12/12/2006	—		41,474	66.7260	792,966

Thomas R. Nides	12/12/2006	46,027		—	—	3,068,924
	12/12/2006	—		17,834	66.7260	340,979

(1) The stock options were granted with an exercise price equal to $78.40, the closing price of Company common stock on the date of grant, and were subsequently equitably adjusted to reflect the Discover spin-off.

(2) For awards granted on December 12, 2006, represents the fair value in accordance with SFAS No. 123R of the awards as of the grant date. For further information on the Company’s accounting for stock-based compensation, see notes 2 and 18 to the consolidated financial statements included in the 2007 Form 10-K. For awards granted on November 14, 2007, represents the value of the RSUs based on the MSCI Inc. IPO price of $18.00 per share of common stock.

(3) Under his employment agreement, Mr. Mack is entitled to year-end equity awards with terms and conditions that are no less favorable than such terms and conditions provided to members of our Management Committee for the applicable year and the terms and conditions provided to members of our Management Committee for fiscal 2004.

(4) RSUs corresponding to MSCI Inc. common stock granted by MSCI Inc., a subsidiary of the Company, under the MSCI Director Plan, for Mr. Sidwell’s services as a non-employee director of MSCI Inc. The RSUs vest and convert to shares of MSCI common stock on May 1, 2008.

(5) Shares of MSCI Inc. common stock granted in lieu of cash retainer fees for Mr. Sidwell’s services as a non-employee director of MSCI Inc. Under the terms of the MSCI Director Plan, a director may make an election to receive all or any portion of such director’s retainer fees in shares of MSCI Inc. common stock. Mr. Sidwell made the election to receive his entire fiscal 2007 retainer fees in the form of MSCI Inc. common stock.

Certain Terms of Awards Granted in Fiscal 2007

The dates on which the stock options become exercisable and the conversion dates of the RSUs in the table above can be found in the notes to the “Outstanding Equity Awards at Fiscal Year End Table” herein.

The NEOs are entitled to receive dividend equivalent payments on Company RSUs, which may be made in cash, shares of our common stock, or a combination thereof, at the Company’s discretion. The CMDS Committee equitably adjusted the number of Company stock options and Company RSUs granted to each NEO to reflect the Discover spin-off. The NEOs may direct the vote of the shares underlying the Company RSUs.

With the exception of Mr. Sidwell’s MSCI Inc. RSU award described below, the NEOs are retirement-eligible under the award terms for purposes of all outstanding awards or are otherwise not required to perform future service to earn such awards. However, the awards are subject to cancellation if a cancellation event occurs prior to the scheduled conversion date (in the case of the RSUs) or transfer restriction date (in the case of the stock options or shares acquired upon exercise of a stock option). For further details on cancellation of awards, see “Potential Payments Upon Termination or Change-in-Control” herein.

With respect to Mr. Sidwell’s MSCI Inc. RSU award, Mr. Sidwell is entitled to participate in dividend equivalent payments, which may be settled in cash, shares of MSCI common stock, or a combination thereof, at MSCI Inc.’s discretion. Prior to conversion, Mr. Sidwell will not have the right to vote the underlying shares. The RSUs will vest immediately upon his termination of service as a director of MSCI Inc. due to his death or disability or on a change-in-control, as such terms are defined in the award agreement.

Outstanding Equity Awards at Fiscal Year End Table.    The following table shows the number of shares covered by exercisable and unexercisable stock options and outstanding RSUs held by our NEOs on November 30, 2007 that remain subject to cancellation provisions. The information in this table reflects equitable adjustments made to the awards to reflect the Discover spin-off.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date (mm/dd/yyyy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
John J. Mack	117,215	—	30.3373	1/2/2009	352,486	18,583,062
	108,156	—	36.4099	1/2/2009	237,247	12,507,662
	77,530	—	64.0450	1/2/2009	542,618	28,606,821
	325,664	—	51.1836	1/2/2010
	313,238	—	55.6085	1/2/2011
	—	210,252	66.7260	12/12/2016

Total	941,803	210,252			1,132,351	59,697,545

Colm Kelleher	12,062	—	51.1836	12/2/2009	17,866	941,896
	13,429	—	55.6085	12/2/2010	47,934	2,527,080
	27,101	—	48.5345	12/2/2011	46,514	2,452,218
	22,775	—	36.2209	12/2/2012	41,674	2,197,053
	40,201	—	47.1909	12/2/2013	36,844	1,942,416
	—	144,551	66.7260	12/12/2016

Total	115,568	144,551			190,832	10,060,663

David H. Sidwell	45,392	—	49.5679	3/22/2014	30,262	1,595,413
	46,574	—	66.7260	12/12/2016	87,867	4,632,348
					157,218	8,288,533
					161,888	8,534,735
					120,199	6,336,891
					2,777	76,784

Total	91,966	—			560,211	29,464,704

Robert W. Scully	33,970	—	22.9073	1/2/2008	36,022	1,899,080
	31,827	—	30.3373	1/2/2009	43,255	2,280,404
	31,686	—	51.1836	1/2/2010	19,942	1,051,342
	29,165	—	55.6085	1/2/2011	93,947	4,952,886
	86,535	—	48.5345	1/2/2012	62,018	3,269,589
	46,357	—	48.5345	1/2/2012	173,279	9,135,269
	116,728	—	48.1891	1/2/2012
	79,718	—	36.2209	1/2/2013
	81,053	—	47.1909	1/2/2014
	48,663	48,663	43.1538	1/2/2015
	—	67,141	66.7260	12/12/2016

Total	585,702	115,804			428,463	22,588,569

Gary G. Lynch	—	41,474	66.7260	12/12/2016	89,378	4,712,008
					130,343	6,871,683
					107,038	5,643,043

Total	—	41,474			326,759	17,226,734

Thomas R. Nides	—	17,834	66.7260	12/12/2016	66,033	3,481,260
					63,156	3,329,584
					46,027	2,426,543

Total	—	17,834			175,216	9,237,388

(1) The stock option awards in this table became or will become exercisable as shown in the following table:

Option Expiration Date (mm/dd/yyyy)	Exercise Schedule
1/2/2008	75% of the award became exercisable on 1/2/1998. The remaining 25% became exercisable 5% per year over the next five years. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2003.
1/2/2009	With respect to Mr. Mack, the award became exercisable in three equal installments on 1/2/1999, 1/2/2000 and 1/2/2001. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2004.
With respect to the other NEOs, 75% of the award became exercisable on 1/2/1999. The remaining 25% became exercisable 5% per year over the next five years. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2004.
12/2/2009	75% of the award became exercisable on 1/2/2000. The remaining 25% became exercisable on 1/2/2005. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2005.
1/2/2010	75% of the award became exercisable on 1/2/2000. The remaining 25% became exercisable on 1/2/2005. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2005.
12/2/2010	100% of the award became exercisable on 1/2/2003. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2006.
1/2/2011	100% of the award became exercisable on 1/2/2003. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2006.
12/2/2011	100% of the award became exercisable on 1/2/2004. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2007.
1/2/2012	With respect to the tranche of 86,535 stock options held by Mr. Scully, 100% of the award became exercisable on 1/2/2004. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2007.
With respect to the tranche of 46,357 stock options held by Mr. Scully, 25% of the award became exercisable pro rata over four years beginning 1/2/2003; 50% of the shares acquired upon exercise remain subject to cancellation and transfer restrictions until the first anniversary of termination of employment.
With respect to the tranche of 116,728 stock options held by Mr. Scully, 100% of the award became exercisable on 1/2/2005; 50% of the shares acquired upon exercise remain subject to cancellation and transfer restrictions until the first anniversary of termination of employment.
12/2/2012	100% of the award became exercisable on 1/2/2005. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2008.
1/2/2013	100% of the award became exercisable on 1/2/2005. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2008.
12/2/2013	50% of the award became exercisable on 1/2/2006 and 50% of the award became exercisable on 1/2/2007. The shares acquired upon exercise remain subject to cancellation and transfer restrictions until 1/2/2009.

Option Expiration Date	Exercise Schedule
1/2/2014	50% of the award became exercisable on 1/2/2006 and 50% of the award became exercisable on 1/2/2007. The shares acquired upon exercise remain subject to cancellation and transfer restrictions until 1/2/2009.
3/22/2014	100% of the stock options became exercisable and cancellation and transfer restrictions lifted on 1/18/2007.
1/2/2015	50% of the award became exercisable on 1/2/2007 and 50% of the award became exercisable on 1/2/2008. The shares acquired upon exercise remain subject to cancellation and transfer restrictions until 1/2/2010.
12/12/2016	50% of the award is scheduled to become exercisable on 1/2/2009 and 50% of the award is scheduled to become exercisable on 1/2/2010. The shares acquired upon exercise remain subject to cancellation and transfer restrictions until 1/2/2010.

(2) Stock options were granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant and were subsequently equitably adjusted to reflect the Discover spin-off.

(3) Outstanding RSUs held on November 30, 2007 that remain subject to cancellation provisions. All RSUs are Company RSUs, with the exception of 2,777 RSUs with respect to MSCI Inc. common stock held by Mr. Sidwell. The RSU awards in this table convert to shares as shown in the following table. RSUs may be subject to deferral beyond the scheduled conversion date to preserve deductibility under Section 162(m) of the Internal Revenue Code.

Name	# of Units	Conversion Schedule
John J. Mack	352,486	The award is scheduled to convert to shares in three equal installments on 6/30/2008, 6/30/2009 and 6/30/2010.
	237,247	100% of the award is scheduled to convert to shares on 9/8/2010.
	542,618	100% of the award is scheduled to convert to shares on 1/2/2010.
Colm Kelleher	17,866	100% of the award is scheduled to convert to shares on 9/8/2008.
	47,934	100% of the award is scheduled to convert to shares on 9/8/2009.
	46,514	100% of the award is scheduled to convert to shares on 9/8/2010.
	41,674	100% of the award is scheduled to convert to shares on 9/8/2010.
	36,844	100% of the award is scheduled to convert to shares on 1/2/2010.
David H. Sidwell	30,262	100% of the award is scheduled to convert to shares on 6/1/2008.
	87,867	100% of the award is scheduled to convert to shares on 9/8/2008.
	157,218	100% of the award is scheduled to convert to shares on 9/8/2008.
	161,888	100% of the award is scheduled to convert to shares on 9/8/2010.
	120,199	50% of the award is scheduled to convert to shares on 9/8/2008 and 50% of the award is scheduled to convert to shares on 1/2/2010.
	2,777	MSCI Inc. RSUs; 100% of the award is scheduled to convert to shares on 5/1/2008.

Name	# of Units	Conversion Schedule
Robert W. Scully	36,022	100% of the award is scheduled to convert to shares on 9/8/2008.
	43,255	100% of the award is scheduled to convert to shares on 9/8/2008.
	19,942	100% of the award is scheduled to convert to shares on 9/8/2008.
	93,947	100% of the award is scheduled to convert to shares on 9/8/2008.
	62,018	50% of the award is scheduled to convert to shares on 1/2/2011 and 50% of the award is scheduled to convert to shares on 1/2/2012.
	173,279	50% of the award is scheduled to convert to shares on 9/8/2008 and 50% of the award is scheduled to convert to shares on 1/2/2010.
Gary G. Lynch	89,378	50% of the award converted to shares on 1/22/2008 and 50% of the award is scheduled to convert to shares on 1/20/2009.
	130,343	100% of the award is scheduled to convert to shares on 9/8/2010.
	107,038	100% of the award is scheduled to convert to shares on 1/2/2010.
Thomas R. Nides	66,033	The award is scheduled to convert to shares in three equal installments on 9/1/2008, 9/1/2009 and 9/1/2010.
	63,156	100% of the award is scheduled to convert to shares on 9/8/2010.
	46,027	100% of the award is scheduled to convert to shares on 1/2/2010.

(4) The market value of Company RSUs is based on $52.72, the closing price of the Company’s common stock on November 30, 2007, and is rounded to the nearest whole number. The market value of MSCI Inc. RSUs is based on $27.65, the closing price of MSCI Inc.’s common stock on November 30, 2007, and is rounded to the nearest whole number.

Option Exercises and Stock Vested Table.    The following table contains information about stock options exercised by the NEOs during fiscal 2007 and RSUs held by the NEOs that reached the scheduled conversion date during fiscal 2007 and therefore ceased to be subject to cancellation.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)		Value Realized on Vesting ($)(2)
John J. Mack	207,331	8,023,227	100,000	(4)	8,431,500

Colm Kelleher	—	—	10,122		636,421

David H. Sidwell	—	—	—		—

Robert W. Scully	—	—	35,430 22,077	(4)	2,227,661 1,800,821

Gary G. Lynch	—	—	88,747		7,264,386

Thomas R. Nides	—	—	22,012		1,399,083

(1) Total number of shares underlying stock options exercised during fiscal 2007. These stock options were scheduled to expire on January 2, 2008. The actual number of shares that Mr. Mack received from stock options exercised during fiscal 2007 (net of shares tendered to cover the exercise price and withheld to pay income tax) was 56,430.

(2) The value realized is based on the average of the high and low price of the Company’s common stock on the date of exercise or vesting, as applicable.

(3) Total number of RSUs that reached the scheduled conversion date and ceased to be subject to cancellation during fiscal 2007. For Messrs. Mack and Scully, represents the number of RSUs that reached the scheduled conversion date and were not converted to shares, but rather were deferred to preserve deductibility under Section 162(m) of the Internal Revenue Code. Deferred RSUs are also included in the “Executive Contributions” column of the “Nonqualified Deferred Compensation Table” herein.

(4) These RSUs were deferred prior to the Discover spin-off and were subsequently equitably adjusted to reflect the spin-off.

Pension Benefits Table.    The table below shows the present value of accumulated benefits payable to each of the NEOs and the years of service credited to each NEO under the Company’s retirement plans.

Name	Plan Name(1)	Number of Years Credited Service		Retirement Age for Full Benefits	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
John J. Mack	Morgan Stanley Employees Retirement Plan	30		65	1,057,765	—
	Morgan Stanley & Co. Incorporated Excess Benefit Plan	34	(3)	63	3,243,540	—

Colm Kelleher	Morgan Stanley U.K. Group Pension Plan	7	(4)	65	49,647	—
	Morgan Stanley Supplemental Executive Retirement Plan	18		60	117,561	—

David H. Sidwell(5)	Morgan Stanley Employees Retirement Plan	3		65	—	—

Robert W. Scully	Morgan Stanley Employees Retirement Plan	11		65	164,329	—
	Morgan Stanley & Co. Incorporated Excess Benefit Plan	11		60	223,356	—
	Morgan Stanley Supplemental Executive Retirement Plan	12		60	543,703	—

Gary G. Lynch(5)	Morgan Stanley Employees Retirement Plan	1		65	17,818	—

Thomas R. Nides(5)	Morgan Stanley Employees Retirement Plan	2		65	17,149	—

(1) Supplemental Executive Retirement Plan (SERP) benefits are shown if the participant is grandfathered under the SERP, even if the eligibility requirements (i.e., age 55, five years of service, and age plus service totals at least 65) have not been met as of the current date. See the discussion under “Excess Benefit Plan and Supplemental Executive Retirement Plan” following this table.

(2) The present value at September 30, 2007 is based on a 6.34% discount rate and the RP-2000 White Collar Combined Mortality Table projected to 2015 with Scale AA, for Males and Females. Present values are determined using an interest-only discount before retirement. Post-retirement discounts are based on interest and mortality. For each plan, the assumed benefit commencement date is the earliest age at which the executive can receive unreduced benefits under that plan.

(3) Under the terms of the Company’s employment agreement with Mr. Mack, for purposes of determining Credited Service under the Morgan Stanley & Co. Incorporated Excess Benefit Plan (the EB Plan), Mr. Mack is

treated as if he had not terminated employment with the Company in 2001. This adjustment adds four years of credited service to Mr. Mack’s otherwise calculated credited service. The present value of the benefit that results from the additional years of credited service is $543,423. This amount is included in his Present Value of Accumulated Benefits shown for the EB Plan in this table.

(4) Mr. Kelleher participates in the Morgan Stanley U.K. Group Pension Plan (U.K. Pension Plan), a defined contribution plan that provided defined benefit pension accruals until October 1, 1996. As of October 1, 1996, Mr. Kelleher’s accrued defined benefit under the U.K. Pension Plan was converted to an account balance, the value of which is £88,028 ($175,846) as of September 30, 2007. If the value of the account balance relating to the pre-October 1996 portion of Mr. Kelleher’s U.K. Pension Plan benefit, adjusted for investment experience until the payment date, is greater than the value of the guaranteed minimum pension under the U.K. Pension Plan, no defined benefit pension is payable. If the value of the guaranteed minimum pension, determined in accordance with U.K. laws, is greater than the value of the adjusted account balance, the guaranteed minimum pension is payable, in addition to any defined contribution amount payable for the period after September 30, 1996. Mr. Kelleher had seven years of credited service in the U.K Pension Plan at the time his accrued benefit was converted to an account balance. The amount shown in the table for Mr. Kelleher does not include defined contribution benefits that were accrued after September 30, 1996. The amount of British pounds sterling was converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.9977.

(5) Mr. Sidwell retired with fewer than five years of vesting service as of October 31, 2007 and, therefore, was not vested in the pension plan or the EB Plan and was not eligible for the SERP. Messrs. Lynch and Nides will not be vested in the Employees Retirement Plan until completion of at least five years of vesting service.

Employees Retirement Plan

Substantially all of the U.S. employees of the Company and its U.S. affiliates hired before July 1, 2007, other than certain employees in the Company’s mortgage business, are covered after one year of service by the Employees Retirement Plan (ERP), a non-contributory, defined benefit pension plan that is qualified under Section 401(a) of the Internal Revenue Code. Benefits are equal to 1% of eligible earnings for each year of service plus 0.5% of eligible earnings in excess of Social Security covered compensation. Eligible earnings generally include all taxable compensation, other than certain equity-based and nonrecurring amounts, up to $170,000 per year. ERP participants who, as of January 1, 2004, had age plus service equal to at least 65 and who had been credited with five years of service, receive benefits determined under the ERP’s pre-2004 benefit formula, if greater. Pre-2004 benefits equal 1.15% of final average salary, plus 0.35% of final average salary in excess of Social Security covered compensation, in each case multiplied by credited service up to 35 years, where final average salary is base salary for the highest paid 60 consecutive months of the last 120 months of service. Benefits are payable at age 65 (or earlier, subject to certain reductions in the amounts payable). Early retirement reductions under the pre-2004 provisions of the ERP are payable in full at age 60 and reduced 4% per year for retirements between ages 55 and 60 for employees who retire after age 55 with 10 years of service. The ERP was closed to new participants, effective July 1, 2007, and was replaced by a retirement contribution to the Company’s 401(k) Plan. Messrs. Mack, Sidwell, Scully, Lynch and Nides participated in the ERP during 2007. Messrs. Mack and Scully are eligible for early retirement under the ERP.

Excess Benefit Plan and Supplemental Executive Retirement Plan

Messrs. Mack and Scully participate in the EB Plan, and Messrs. Scully and Kelleher participate in the SERP. Both are unfunded, nonqualified plans. Credited service under the EB Plan begins after one year of service. Credited service under the SERP is counted starting from the first day of the month after the hire date. The EB Plan provides benefits not otherwise provided under the ERP because of limits in the ERP or Internal Revenue Service limits on eligible pay and benefits and certain grandfathered benefits not otherwise payable under the ERP. The SERP provides supplemental retirement income (unreduced at age 60) for eligible employees after offsetting other Company-provided pension benefits and pension benefits provided by former employers. The SERP provides a benefit of 20% of final average salary plus 2% of final average salary per year after five years

(up to 50% cumulatively) plus 1% of final average salary per year after 25 years (up to 60% cumulatively), where final average salary is base salary for the highest paid 60 consecutive months of the last 120 months of service. The maximum annual benefit payable from the SERP is $140,000 at age 60, reduced by 4% per year for payments beginning before age 60. If a participant is grandfathered under the SERP and the total annual benefit from other plans exceeds these amounts, there will be no SERP benefit payable. For Mr. Kelleher, the value of his SERP benefit will vary based on the investment performance of his defined contribution account under the U.K. Pension Plan, which offsets his SERP benefit. The SERP was closed to new entrants in 2002 and the EB Plan and SERP were further restricted effective January 1, 2004 to allow only “grandfathered” employees, who as of that date met certain eligibility criteria, to benefit from the plans. Grandfathering in these plans was provided to all similarly situated eligible employees close to retirement and may be provided to other employees with the approval of the CMDS Committee.

U.K. Group Pension Plan

Mr. Kelleher is a U.K.-benefits-eligible NEO who participates in the U.K. Pension Plan. As described further in note 4 to the “Pension Benefits Table” herein, the U.K. Pension Plan is a defined contribution plan that provided defined benefit accruals until 1996. The guaranteed minimum pension payable under the U.K. Pension Plan is determined in accordance with U.K. laws.

Nonqualified Deferred Compensation Table.    The following table contains information with respect to the participation of the NEOs in the Company’s unfunded deferred compensation plans that provide for the deferral of compensation on a basis that is not tax-qualified. All amounts deferred by an NEO in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent he was an NEO for that year for purposes of the SEC’s executive compensation disclosure.

Each NEO participated in one or more of five nonqualified deferred compensation plans as of November 30, 2007: the Pre-Tax Incentive Program (PTIP), the Key Employee Private Equity Recognition Plan (KEPER), the Owners’ and Select Earners’ Plan (OSEP), the Capital Accumulation Plan (CAP) and the Notional Leveraged Co-Investment Plan (LCIP). The NEOs participate in the plans on the same terms and conditions as other similarly situated employees. These terms and conditions are described below following the notes to the table. With the exception of LCIP, employees can no longer make contributions under any of these plans.

In addition to these five plans, the following table contains information with respect to the deferral of the NEOs’ RSUs. Conversion of an NEO’s RSUs is subject to deferral if, at the time scheduled for conversion, the Company believes that the NEO’s compensation may not be deductible under Section 162(m) of the Internal Revenue Code. Any amounts so deferred will generally convert into the Company’s common stock upon termination of the NEO’s status as an executive officer or employment with the Company.

Name	Executive Contributions in Last FY ($)(1)		Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
John J. Mack
Deferred RSUs	8,431,500	(6)	—	(2,484,373)	—	12,388,726
Pre-Tax Incentive Program	—		—	429,682	—	5,457,253
Key Employee Private Equity Recognition Plan	—		—	168,335	172,148	506,809
Owners and Select Earners Program	—		—	165,982	—	1,549,168
Capital Accumulation Plan	—		—	11,774	8,819	44,018

Total	8,431,500		—	(1,708,600)	180,967	19,945,974

Colm Kelleher
Capital Accumulation Plan	—		—	(3,048)	2,131	7,774
Notional Leveraged Co-Investment Plan
Non-cancelable Interests	—		—	—	—	—
Cancelable Interests	921,270		—	224,363	—	1,145,633

Total	921,270		—	221,315	2,131	1,153,407

David H. Sidwell
Deferred RSUs	—		—	(563,340)	—	2,871,606

Total	—		—	(563,340)	—	2,871,606

Robert W. Scully
Deferred RSUs	4,028,482	(6)	—	(1,032,461)	—	5,262,932
Capital Accumulation Plan	—		—	(4,451)	1,755	14,019

Total	4,028,482		—	(1,036,912)	1,755	5,276,951

Gary G. Lynch	—		—	—	—	—

Thomas R. Nides	—		—	—	—	—

(1) Represents contributions made during the fiscal year ended November 30, 2007. Does not reflect the following contributions of compensation for service in fiscal 2007 that were made in fiscal 2008: $2,953,703 to LCIP for Mr. Kelleher; $2,257,125 to LCIP for Mr. Lynch; and $1,292,500 to LCIP and $528,750 to the Select Employees’ Capital Accumulation Program for Mr. Nides.

(2) The Company notional investment in LCIP in respect of Mr. Kelleher’s fiscal 2006 contribution to LCIP is $1,842,540. Participant distributions under LCIP are offset by the Company notional investment, excluding any earnings thereon.

(3) Except with respect to KEPER, represents the aggregate increase in the balance of the NEO’s account at November 30, 2007 over the balance of the NEO’s account at December 1, 2006, without giving effect to any withdrawals or distributions, including those amounts that are described in note 6 to the “Summary Compensation Table” herein. With respect to KEPER, represents the aggregate increase in the balance of the NEO’s account at August 30, 2007, the date on which the most recent valuation information was available, over the balance of the NEO’s account at September 1, 2006, without giving effect to any withdrawals or distributions, including those amounts that are described in note 6 to the “Summary Compensation Table” herein.

(4) To the extent that the executives were NEOs in the year in which the deferral into PTIP, OSEP, KEPER, CAP or LCIP occurred, the amounts originally deferred were reported as a cash bonus in past proxy statements.

(5) Includes distributions between December 1, 2006 and November 30, 2007, except that KEPER includes distributions between September 1, 2006 and August 30, 2007, the date on which the most recent valuation information was available.

(6) Value of RSUs that were scheduled to convert to shares during the 2007 fiscal year but were deferred in accordance with the terms of the award. This value is also disclosed in the “Option Exercises and Stock Vested Table” herein. The amount shown represents the average of the high and low prices of the Company’s common stock on the scheduled conversion date of the RSUs, multiplied by the number of RSUs that reached the scheduled conversion date.

The following is a description of the material terms with respect to contributions, earnings and distributions applicable to each of the five nonqualified deferred compensation plans referenced in the table above.

Pre-Tax Incentive Program (PTIP)

Under PTIP, participants were permitted to defer a portion of their cash bonus or commissions for one or more fiscal years. The plan has been closed to new contributions since 2003. Earnings on PTIP contributions are based on the performance of notional investments available under the plan and selected by the participants. Participants could generally elect the commencement date for distributions of their contributions and earnings and the number of annual installments over which to receive distributions (generally, five, 10, 15 or 20 years). Subject to earlier distribution on death or termination of employment due to disability, no distributions may begin prior to the later of the fifth anniversary of the deferral or attainment of age 55, and no distribution may begin prior to termination of employment.

Owners and Select Earners Program (OSEP)

Under OSEP, participants were permitted to defer a portion of their cash bonus to be earned each year during a four-year period commencing with 1983. The plan has been closed to new contributions since 1986. Amounts contributed to OSEP are credited with earnings based on a fixed rate of return of 12%, compounded annually. Provided that the participant has terminated employment, distributions will be made on either the participant’s attainment of age 65 or, if the participant elects, prior to the attainment of age 65 but no earlier than the attainment of age 55. Participants generally receive plan distributions in 15 annual installments.

Key Employee Private Equity Recognition Program (KEPER)

Under KEPER, participants were permitted to defer a portion of their cash bonus. The plan has been closed to new contributions since 2001. Contributions to KEPER are notionally invested by the Company in reference investments. Such reference investments may include investments made by Company-sponsored private equity funds, investments made by private equity funds sponsored by third parties in which the Company has acquired or will acquire a limited partner or similar interest, and investments in private equity securities that the Company makes for its own account. Distributions are made to participants following the realization of any proceeds in respect of any investment. The amounts contributed by a participant plus any earnings on participant contributions under the program remain subject to cancellation under specified circumstances.

Capital Accumulation Plan (CAP)

Under CAP, participants were granted a number of units based on their level of compensation in excess of base salary. The plan has been closed to new contributions since 1998. Earnings on units are based on notional interests in investment earnings and interest on risk capital investments selected by the Company. Participants generally receive plan distributions after dividends, distributions of capital, liquidation proceeds or other distributions are paid from the underlying investments.

Notional Leveraged Co-Investment Plan (LCIP)

LCIP permits each participant to allocate a portion of the participant’s long-term incentive compensation to the plan. For each of 2006 and 2007, participants were permitted to allocate up to 40% of their long-term incentive compensation to LCIP.

The Company may make a notional investment in an amount equal to a multiple of each participant’s contribution (for each of 2006 and 2007, this multiple was two). Contributions are notionally invested by the Company in reference investments, which may include the Company’s proprietary investment funds, “funds of funds” of the Company that include third-party investment funds, and other third-party investment funds. All amounts contributed by a participant plus any earnings on participant contributions and the Company notional investment are subject to cancellation under specified circumstances until three years after deferral. Participants generally are entitled to receive distributions in respect of their contributions plus any earnings on their contributions and on the Company notional investment beginning three years after deferral, based on the valuation of the notional investments and any realizations of those investments prior to the scheduled distribution date. Participant distributions under LCIP are offset by the Company notional investment, excluding any earnings thereon.

Potential Payments Upon Termination or Change-in-Control.    This section describes and quantifies the benefits and payments to which each NEO (other than Mr. Sidwell) would have been entitled under our existing plans and arrangements if his employment had terminated, or if the Company had undergone a change in control, in each case, on November 30, 2007 (the last business day of the fiscal year). Mr. Sidwell retired as Chief Financial Officer, effective October 31, 2007. The benefits and payments due to Mr. Sidwell in connection with his retirement are described below. For purposes of valuing any equity awards, we have assumed a per share value of $52.72, the closing price of the Company’s common stock on November 30, 2007.

General Policies.    Except as described below with respect to payments due upon Mr. Mack’s death or disability, our NEOs are not entitled to cash severance payments upon any termination of employment. Further, except as described below with respect to Mr. Mack, upon termination, our NEOs receive health and welfare benefits that are generally available to all salaried employees, such as accrued vacation pay and death, disability and post-retirement welfare benefits.

Following termination of employment, the NEOs will be entitled to amounts, to the extent vested, due under the terms of our pension arrangements, as described in the “Pension Benefits Table.” Further, any Deferred RSUs set forth on the “Nonqualified Deferred Compensation Table” will pay out on a termination of employment, and the NEOs will be entitled to amounts under the terms of certain of our nonqualified deferred compensation arrangements in connection with their termination of employment, as described in the “Nonqualified Deferred Compensation Table” and the accompanying narrative. LCIP generally has similar payment provisions on termination of employment and change in ownership as the year-end equity awards granted with respect to the same fiscal year as the applicable LCIP amount, including accelerated payment upon death or a change in ownership, and, prior to the first distribution, LCIP amounts are subject to cancellation upon certain events described herein. There are no special or enhanced termination benefits under our pension and nonqualified deferred compensation plans for our NEOs as compared to non-named executive officer participants.

Termination of Employment (All NEOs)—Equity.    With the exception of Mr. Sidwell’s MSCI Inc. RSU award, the NEOs are retirement-eligible under the award terms for purposes of all outstanding equity awards or are otherwise not required to perform future service to earn such awards. Following an NEO’s termination of employment, RSUs will remain subject to cancellation conditions (as described below) until conversion and will convert to shares of common stock on the scheduled conversion date, except that RSUs will convert immediately upon an NEO’s death or, other than with respect to awards that were vested for purposes of Section 409A of the Internal Revenue Code as of December 31, 2004, as of commencement of work for a governmental employer where continuing to hold Morgan Stanley equity awards would result in a conflict of interest or legal or ethical violation. Stock options are exercisable following an NEO’s termination of employment until their normal expiration date, but shares acquired upon exercise of stock options cannot be sold and stock options and shares acquired upon exercise of stock options remain subject to cancellation until the applicable transfer restriction date; transfer and cancellation restrictions lift before the transfer restriction date upon the NEO’s death or, other than with respect to options that were vested for purposes of Section 409A as of December 31, 2004, commencement of employment with a governmental employer as described above and transfer restrictions on shares acquired upon exercise of stock options granted on December 12, 2006 lift upon a termination due to disability.

A detailed list of each NEO’s equity awards outstanding on November 30, 2007 is set forth in the “Outstanding Equity Awards at Fiscal-Year-End Table.” Except with respect to Mr. Scully’s stock options expiring on January 2, 2015, none of the stock options that would become exercisable upon a termination of employment had intrinsic value as of November 30, 2007, as the exercise price of the stock options was in all cases greater than the closing share price of our common stock on November 30, 2007. Stock options granted to Mr. Scully with an expiration date of January 2, 2015 that would become exercisable on certain termination events or upon a change in control or ownership had an intrinsic value of $465,520 as of November 30, 2007.

Upon the occurrence of a cancellation event prior to the scheduled conversion date for RSUs or the transfer restriction date for stock options, the RSUs, stock options and shares acquired upon exercise of stock options will be canceled. For our NEOs, a cancellation event generally includes engaging in competitive activity during a specified period following a voluntary termination of employment, a termination for cause or a later determination by the Company that the NEO’s employment could have been terminated for cause, improper disclosure of the Company’s proprietary information, solicitation of Company employees, clients or customers during employment or within a specified period following termination of employment, the making of unauthorized comments regarding the Company, or, except for Mr. Mack in the event of a termination with good reason as defined in his employment agreement, resignation of employment without providing the Company advance notice within a specified period. “Good reason,” as defined in Mr. Mack’s employment agreement, generally means a material change or reduction in his duties or responsibilities, diminution in his title or reporting relationship, a failure to provide him with the salary, bonus, equity-based compensation or other benefits under the agreement, requiring him to be based at a location other than the Company’s headquarters, a purported termination of his employment other than as expressly permitted by the agreement, a failure to reelect him to the Board, or a failure of any successor to the Company to assume and perform the agreement, provided that, in each case, Mr. Mack must provide notice to the Company of the circumstances constituting good reason, and the Company has the right to cure such circumstances within 30 business days.

Change in Control or Change in Ownership (All NEOs)—Equity.    RSUs and stock options awarded for fiscal 2006 and earlier fiscal years generally included provisions applicable upon a “change in control” or a “change in ownership,” as such terms are defined in the applicable award certificates; generally, a “change in ownership” would reflect a more significant change in the share ownership or composition of the board than a “change in control.” A change in control will not result in accelerated conversion of the RSUs held by our NEOs, and the cancellation provisions of the RSUs would continue to apply until the scheduled conversion date. Stock options will become exercisable upon the occurrence of a change in control, but transfer restrictions on shares acquired upon exercise of stock options and cancellation provisions will remain in effect until the applicable transfer restriction date. On a change in ownership, RSUs will convert immediately, unexercisable stock options will become exercisable, and the cancellation provisions and transfer restrictions will no longer apply.

Arrangements of Certain NEOs.    Mr. Mack’s employment agreement provides that upon a termination of his employment due to his death or disability during the employment term (ending on June 30, 2010), he (or his beneficiaries) will be entitled to a cash payment equal to his prior year’s annualized total compensation, prorated to reflect his length of service during the year of death or disability, less the base salary he received during the year of his termination. Assuming Mr. Mack’s employment terminated due to his death or disability on November 30, 2007, he (or his beneficiaries) would have been entitled to a cash payment of $40,200,000, based on fiscal 2006 total compensation. “Disability,” as defined in Mr. Mack’s employment agreement, generally means Mr. Mack’s inability to perform his duties on a full-time basis for six consecutive months as a result of incapacity due to mental or physical illness. If Mr. Mack terminates employment due to his death or disability during fiscal 2008, the cash payment will be based on Mr. Mack’s annualized total compensation for fiscal 2007, prorated as described above.

Pursuant to the terms of Mr. Mack’s employment agreement, on termination of his employment by the Company without cause or by him for good reason (as such terms are defined in his employment agreement), Mr. Mack and his eligible dependents are entitled to continued medical and dental benefits until June 30, 2010 as if he remained an active employee. Assuming such a termination occurred on November 30, 2007, the incremental value of these medical benefits (over the retiree medical benefits provided to salaried employees generally) and the entire value of the dental benefits would have been $9,447.

Each of Messrs. Mack, Lynch and Nides is party to a written agreement with the Company pursuant to which, if it is determined that any payments made to him in connection with a change in control of the Company would be subject to an excise tax under Section 4999 of the Internal Revenue Code, he would be entitled to receive an additional payment to restore him to the after-tax position in which he would have been if the tax had not been imposed. For purposes of determining whether any of Messrs. Mack, Lynch or Nides is entitled to an additional payment, we assumed that a change in ownership occurred on November 30, 2007, and all outstanding equity awards held by each NEO became exercisable or were immediately converted to shares of Company common stock on such date. Calculations to estimate the excise tax due under the Internal Revenue Code are complex and reflect a number of assumptions. For purposes of our calculation, we assumed an excise tax rate of 20% and an individual tax rate of 45%. Based on these assumptions, none of Messrs. Mack, Lynch or Nides would have been entitled to an additional payment.

Mr. Sidwell retired from employment with the Company, effective October 31, 2007. The conversion of Mr. Sidwell’s Deferred RSUs set forth in the “Nonqualified Deferred Compensation Table” due upon his termination will be delayed until April 30, 2008, in accordance with Section 409A of the Internal Revenue Code. Other than the $25,000 that was paid to Mr. Sidwell in lieu of the base salary that he would have received if he had remained employed through November 30, 2007, as described in note 7 to the “Summary Compensation Table,” Mr. Sidwell did not receive any benefits or payments in connection with his termination. Provided that no cancellation event occurs prior to the applicable scheduled conversion dates for RSUs or transfer restriction dates for stock options, Mr. Sidwell is entitled to the conversion all of his outstanding Company RSUs disclosed in the “Outstanding Equity Awards at Fiscal Year End Table” on their scheduled conversion dates, and all of Mr. Sidwell’s stock options remain exercisable until their expiration date.

Notice and Non-Solicitation Agreements (All NEOs other than Mr. Sidwell).    As described in the “Compensation Discussion and Analysis,” each NEO other than Mr. Sidwell is party to a notice and non-solicitation agreement that provides for injunctive relief and cancellation of any equity or other incentive awards granted with respect to fiscal 2005 and thereafter, whether or not vested, in the event that the NEO does not provide 180 days’ advance notice prior to a resignation from employment (except for Mr. Mack in the event of termination for good reason as defined in his employment agreement) or in the event that the NEO improperly solicits our employees, clients or customers during employment or during the 180 days following termination of employment.

Director Compensation

The following table contains information with respect to the annual compensation (including deferred compensation) of our non-employee directors with respect to their Board service. The Company pays non-employee directors promptly after the annual meeting of shareholders for the period beginning at the annual meeting of shareholders and concluding at the subsequent annual meeting of shareholders. Employee directors receive no compensation for Board service.

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2) (3)	Option Awards ($)(3) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation ($)(5)		Total ($)
Roy J. Bostock	85,000	250,000	—	—		—		335,000
Erskine B. Bowles	85,000	250,000	—	—		—		335,000
Howard J. Davies	90,000	250,000	—	—		—		340,000
C. Robert Kidder	125,000	250,000	1,733	—		—		376,733
Donald T. Nicolaisen	100,000	250,000	—	—		—		350,000
Charles H. Noski	105,000	250,000	—	—		—		355,000
Hutham S. Olayan	85,000	250,000	—	—		—		335,000
Charles E. Phillips, Jr.	90,000	250,000	—	—	(6)	—		340,000
O. Griffith Sexton	75,000	250,000	—	—	(6)	—	(6)	325,000
Laura D. Tyson	95,000	250,000	1,733	—		—		346,733
Klaus Zumwinkel	85,000	250,000	—	—		—		335,000

(1) Represents annual Board and Committee retainers. The annual Board retainer for each director is $75,000. In addition, the Lead Director, each of the Committee chairs and each Committee member receive additional annual retainers, as follows:

Retainer
Lead Director (Mr. Kidder)	$30,000

Committee Chair
Audit Committee (Mr. Noski)	$30,000
Compensation, Management Development and Succession Committee (Mr. Kidder)	$20,000
Nominating and Governance Committee (Dr. Tyson)	$20,000

Committee Member
Audit Committee member (Messrs. Davies, Nicolaisen and Phillips)	$15,000
Compensation, Management Development and Succession Committee member (Messrs. Bowles and Nicolaisen)	$10,000
Nominating and Governance Committee member (Mr. Bostock, Ms. Olayan and Dr. Zumwinkel)	$10,000

Retainers are prorated when a director joins the Board or a Committee at any time other than at the annual meeting of shareholders. Directors do not receive meeting fees.

Under the Directors’ Equity Capital Accumulation Plan (DECAP), directors may elect to receive all or a portion of their retainers on a current or deferred basis, in cash or in shares of common stock. Directors receive interest credits on amounts held in deferred cash accounts and dividend equivalents on stock units that are paid in the form of additional stock units. Messrs. Bostock, Davies, Kidder and Nicolaisen and Drs. Tyson and Zumwinkel received their retainers in cash on a current basis. Mr. Sexton deferred his retainer into a deferred cash account. Messrs. Bowles, Noski and Phillips and Ms. Olayan deferred their retainers into stock units.

(2) Represents 100% of the amounts recognized as expense in the Company’s 2007 financial statements for mandatory stock units and shares of common stock granted to our directors on April 10, 2007. The Company accounts for stock-based compensation in accordance with SFAS No. 123R. For further information on the Company’s accounting for stock-based compensation, see notes 2 and 18 to the consolidated financial statements included in the 2007 Form 10-K.

Does not include the following amounts recognized as expense in our 2007 financial statements related to elective stock units relating to deferred retainers: $85,000 for Mr. Bowles, $105,000 for Mr. Noski, $85,000 for Ms. Olayan and $90,000 for Mr. Phillips. These amounts are included in the “Fees Earned or Paid in Cash” column for the respective directors. On April 10, 2007, the date of the 2007 annual meeting of shareholders, each of Messrs. Bowles and Noski, Ms. Olayan and Mr. Phillips received a number of stock units in lieu of his or her retainers determined by dividing the dollar value of his or her retainers by $80.5659, the volume-weighted average price of the common stock on the grant date.

Under DECAP, directors receive an equity award upon initial election to the Board and annually thereafter on the date of the annual meeting of shareholders. The dollar value of the equity award is $250,000, granted in the form of 50% stock units that do not become payable to the director until he or she retires from the Board and 50% shares of common stock that the director may elect to defer into stock units. With the exception of Mr. Kidder and Drs. Tyson and Zumwinkel, all directors deferred their shares of common stock into stock units. On April 10, 2007, the date of the 2007 annual meeting of shareholders, Mr. Kidder and Drs. Tyson and Zumwinkel received 1,551 whole shares of common stock (plus $42.30 in lieu of a fractional share) and 1,552 stock units (determined by dividing $250,000 by $80.5659, and allocating 50% to shares and 50% to stock units). Each other director received 3,103 stock units (determined by dividing $250,000 by $80.5659, and allocating 100% to stock units). The number of stock units was subsequently equitably adjusted to reflect the Discover spin-off.

With respect to elective stock units, directors may choose the time and form of distribution (lump sum or installment payments). With respect to mandatory stock units, directors may elect to extend deferral beyond retirement from the Board, subject to certain limitations. Stock units granted under DECAP are not subject to vesting or cancellation.

(3) The following table sets forth the aggregate number of shares underlying DECAP stock units and stock options outstanding at fiscal year end. The number of units set forth in the following table is rounded to the nearest whole number of units.

Name	Stock Units (#)	Fiscal Year End Value of Deferred Stock Units ($)(a)	Stock Options (#)	Fiscal Year End Value of Stock Options ($)(b)
Roy J. Bostock	13,384	705,578	—	—
Erskine B. Bowles	16,767	883,978	—	—
Sir Howard J. Davies	13,433	708,209	7,049	63,315
C. Robert Kidder(c)	25,637	1,351,565	79,994	723,662
Donald T. Nicolaisen	8,513	448,799	—	—
Charles H. Noski	17,764	936,534	—	—
Hutham S. Olayan	11,350	598,394	—	—
Charles E. Phillips, Jr.	7,418	391,057	—	—
O. Griffith Sexton	15,638	824,423	—	—
Laura D. Tyson	4,418	232,915	57,700	379,885
Klaus Zumwinkel	1,844	97,203	14,098	60,577

(a) Stock units are valued using $52.72, the closing price of our common stock on November 30, 2007.

(b) Directors were awarded stock options annually under DECAP until February 8, 2005, at which point stock option awards were discontinued. The value of unexercised, in-the-money stock options is the aggregate, calculated on a grant-by-grant basis, of the product of (i) the number of unexercised stock options and (ii) the difference between $52.72 and the exercise prices of all such stock options. There is no assurance that such values will be realized. The actual value, if any, realized on the stock options will depend on the future price of the common stock.

(c) Mr. Kidder also holds outstanding deferred stock units under the 1993 Stock Plan for Non-Employee Directors (the 1993 Plan). Under this plan, which was replaced by DECAP in 1996, directors were offered an election to defer payment of all or a portion of their annual cash retainers and meeting fees into deferred stock units payable in cash only. The timing of deferred account distributions, which could be made in the form of a lump sum or installment payments, was chosen by the director. As of November 30, 2007, Mr. Kidder’s 1993 Plan stock unit balance was 19,821 units, with a fiscal year-end value of $1,044,967. The value is calculated using $52.72.

(4) No stock options were granted to directors for services in fiscal 2007. Represents amounts recognized as an expense in the Company’s 2007 financial statements in accordance with SFAS No. 123R related to the equitable adjustment of outstanding stock options to reflect the Discover spin-off. For further information on the Company’s accounting for stock-based compensation, see notes 2 and 18 to the consolidated financial statements included in the 2007 Form 10-K.

(5) Morgan Stanley offers to match certain charitable gifts by non-employee directors by up to $2,000 per year. During fiscal 2007, the Company did not match any charitable gift for any non-employee director.

(6) Mr. Phillips was a full-time employee of the Company from December 1994 until May 2003. Mr. Sexton has been an advisory director since 1995 and was a full-time Company employee prior to becoming an advisory director. Until his election to the Board in September 2005, the Company provided Mr. Sexton with a retainer, Company-subsidized medical and dental insurance, administrative support and office space. Since his election in September 2005, Mr. Sexton has not received a retainer, and he pays for his medical and dental insurance, which is provided through the Company. This column does not reflect the change in pension value or nonqualified deferred compensation earnings-related amounts provided to Messrs. Phillips or Sexton in connection with their prior employment with the Company.

Item 2—Ratification of Appointment of Morgan Stanley’s Independent Auditor

The Audit Committee appointed Deloitte & Touche LLP (Deloitte & Touche) as independent auditor for fiscal 2008 and presents this selection to the shareholders for ratification. Deloitte & Touche will audit our consolidated financial statements for fiscal 2008 and perform other permissible, pre-approved services. The Audit Committee pre-approves all audit and permitted non-audit services that Deloitte & Touche performs for the Company.

Independent Auditor’s Fees.    The following table summarizes the aggregate fees (including related expenses; $ in millions) for professional services provided by Deloitte & Touche related to fiscal 2007 and fiscal 2006.

	2007	2006
Audit Fees(1)	$39.8	$37.3
Audit-Related Fees(2)	6.2	6.0
Tax Fees(3)	1.0	1.4
All Other Fees	—	—

Total	$47.0	$44.7

(1) Audit Fees services include: (i) the audit of our consolidated financial statements included in the Company’s Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) comfort letters, consents and other services related to SEC and other regulatory filings; (iv) accounting consultation attendant to the audit; and (v) the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting for fiscal 2006 and the audit of the effectiveness of the Company’s internal control over financial reporting for fiscal 2006 and fiscal 2007. Audit Fees for fiscal 2007 also include: (i) auditing services in connection with the Discover spin-off, (ii) auditing services in connection with the IPO of MSCI, Inc. and (iii) auditing services in connection with the launch of retail structured products in Europe by Morgan Stanley & Co. International plc.

(2) Audit-Related Fees services include: (i) due diligence associated with mergers and acquisitions or dispositions of operating businesses or entities; (ii) data verification and agreed-upon procedures related to asset securitizations; (iii) assessment and testing of internal controls and risk management processes beyond the level required as part of the consolidated audit; (iv) statutory audits and financial audit services provided relating to investment products offered by Morgan Stanley, where Morgan Stanley incurs the audit fee in conjunction with the investment management services it provides; (v) audits of employee benefit plans; (vi) agreed upon procedures engagements; (vii) regulatory matters; and (viii) attest services in connection with debt covenants.

(3) Tax Fees services include tax compliance, tax planning and tax advice. Tax compliance services include non-U.S. federal, state and local income and non-income tax compliance. Tax planning and tax advice services include: (i) U.S. federal, state and local income and non-income tax planning and advice; (ii) non-U.S. income and non-income tax planning and advice; and (iii) transfer pricing documentation.

Fund-Related Fees.    Morgan Stanley offers registered money market, equity, fixed income and alternative funds (collectively, Funds). Deloitte & Touche provides audit, audit-related and tax services to certain of these Funds. The aggregate fees for such services are summarized in the following table ($ in millions).

	2007	2006
Audit Fees	$7.4	$5.7
Audit-Related Fees	0.5	1.6
Tax Fees	1.4	1.9

Each Fund has an audit committee, comprised solely of directors who are independent of Morgan Stanley and are not on Morgan Stanley’s Board. Such audit committees are responsible for, among other things, the selection of the Funds’ audit firms. Of the fund-related fees described above, the aggregate fees for audit, audit-related and tax services provided to Funds that have independent audit committees are summarized in the following table ($ in millions).

	2007	2006
Audit Fees	$4.3	$4.4
Audit-Related Fees	0.1	0.1
Tax Fees	0.5	0.7

A Deloitte & Touche representative will attend the annual meeting to respond to your questions and will have the opportunity to make a statement. If shareholders do not ratify the appointment, the Audit Committee will reconsider it.

Our Board unanimously recommends a vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

Audit Committee Report.    The Audit Committee operates under a written charter adopted by the Board. The charter is available at http://www.morganstanley.com/about/company/governance/auditcc.html. The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, the Company’s risk management, the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), the performance of the Company’s internal auditor and independent auditor, and the Company’s compliance with legal and regulatory requirements. We have the sole authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditor. The Board has determined that each Committee member is independent under applicable independence standards of the NYSE and the Securities Exchange Act of 1934, as amended.

The Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (GAAP) and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor, Deloitte & Touche, is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Our responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

We held ten meetings during fiscal 2007. The Committee, among other things:

•	Reviewed and discussed the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, including the consolidated financial statements;

•	Reviewed and discussed the Company’s policies and procedures for risk assessment and risk management and the major risk exposures of the Company and its business units, as appropriate;

•	Reviewed and discussed the annual plan and the scope of the work of the internal auditor for fiscal 2007 and summaries of the significant reports to management by the internal auditor;

•	Reviewed and discussed the annual plan and scope of work of the independent auditor;

•	Reviewed and discussed reports from management on the Company’s policies regarding applicable legal and regulatory requirements; and

•	Met with Deloitte & Touche, the internal auditor, and Company management in executive sessions.

We reviewed and discussed with management, the internal auditor and Deloitte & Touche: the audited consolidated financial statements for the fiscal year ended November 30, 2007, the critical accounting policies that are set forth in the Company’s Annual Report on Form 10-K, management’s annual report on the Company’s internal control over financial reporting and Deloitte & Touche’s opinion on the effectiveness of the internal control over financial reporting.

We discussed with Deloitte & Touche matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

Deloitte & Touche also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and represented that it is independent from the Company. We discussed with Deloitte & Touche their independence from the Company, and considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, and their opinion on the effectiveness of the Company’s internal control over financial reporting were compatible with maintaining their independence. We also reviewed and pre-approved, among other things, the audit, audit-related and tax services performed by Deloitte & Touche. We received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.

Based on our review and these meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended November 30, 2007 be included in the Company’s Annual Report on Form 10-K. We also selected Deloitte & Touche as the Company’s independent auditor for the fiscal year ended November 30, 2008 and are presenting the selection to the shareholders for ratification.

Respectfully submitted,

Charles H. Noski, Chair

Howard J. Davies

Donald T. Nicolaisen

Charles E. Phillips, Jr.

Item 3—Company Proposal to Amend and Restate the Certificate of Incorporation to Eliminate All Supermajority Voting Requirements

Our Board has unanimously approved, and recommends that our shareholders approve, an Amended and Restated Certificate of Incorporation (Certificate of Incorporation), including amendments to Article V and Article X, to eliminate all supermajority voting requirements from our current Certificate of Incorporation. Under our current Certificate of Incorporation and our Amended and Restated Bylaws (Bylaws), the only actions that still require a supermajority vote are (i) amending the provisions of our current Certificate of Incorporation relating to shareholder amendment to our Bylaws, and (ii) any shareholder amendment of our Bylaws, respectively. The Board is presenting this proposal to eliminate all such supermajority voting requirements. Effective upon the approval by our shareholders of this proposal, our Board has approved amending Article 8 of our Bylaws to eliminate similar supermajority voting requirements. All supermajority voting requirements would then be eliminated from both our Certificate of Incorporation and Bylaws.

Our Board is firmly committed to ensuring effective corporate governance. We have carefully considered the views of our shareholders who voted in response to previous shareholder proposals to adopt simple majority vote standards. In 2006, we eliminated almost all supermajority voting requirements from our Certificate of Incorporation. We are now asking our shareholders to vote to eliminate the remaining supermajority voting requirements. Consistent with our continuing commitment to enhance Morgan Stanley’s corporate governance, we are proposing the following changes to our Certificate of Incorporation:

•

Removal of the 80% vote requirement in Article V of our Certificate of Incorporation, which relates to the ability of our shareholders to amend our Bylaws, so that any shareholder amendment to the Bylaws would require approval of a majority of the votes cast.

•

Removal of the 80% vote requirement to amend the first paragraph of Article V and the second paragraph of Article X of our Certificate of Incorporation, which also relates to shareholder amendments to our Bylaws.

Effective upon shareholder approval of this proposal, our Board has adopted the following amendment to our Bylaws:

•

Removal of the 80% vote requirement to amend Article 8 of our Bylaws, which relates to the ability of our shareholders to amend our Bylaws, so that any shareholder amendment to that provision would require only a majority of the votes cast.

Removal of these requirements would eliminate all supermajority voting requirements from our Certificate of Incorporation and Bylaws. We are also seeking to amend provisions of our Certificate of Incorporation to remove provisions that are no longer in effect (Article VII). The proposed amendments under this Item 3 provide that the Certificate of Incorporation, including Article V and Article X, be revised as set forth in Annex B.

The amendment and restatement of our Certificate of Incorporation proposed under this Item 3 requires the affirmative vote of at least 80% of our outstanding capital stock entitled to vote generally in the election of directors, voting together in a single class. (This 80% vote is required under our current Certificate of Incorporation, but no 80% vote will be required for any action in the future if this Company proposal is approved.) If the amendment and restatement of the Certificate of Incorporation is approved, then it will become effective upon filing with the Delaware Secretary of State, which filing would be made promptly after the annual meeting.

Our Board unanimously recommends you vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

Shareholder Proposals

The Company sets forth below two shareholder proposals and the proponents’ supporting statements. The Board and the Company accept no responsibility for the text of these proposals and supporting statements. The Board’s voting recommendation immediately follows each proposal. The Board recommends that you vote against each of the two shareholder proposals. A proposal may be voted on at the annual meeting only if properly presented by the shareholder proponent or the proponent’s qualified representative.

Item 4—Shareholder Proposal Regarding Executive Compensation Advisory Vote

The American Federation of State, County and Municipal Employees, Employees Pension Plan, 1625 L Street, N.W. Washington, D.C. 20036, owner of approximately 17,815 shares of common stock, has notified Morgan Stanley that it intends to present the following proposal and related supporting statement at the annual meeting.

RESOLVED, that shareholders of Morgan Stanley (“Morgan Stanley”) request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

In our view, senior executive compensation at Morgan Stanley has not always been structured in ways that best serve shareholders’ interests. For example, Chairman and CEO John Mack is entitled to tax gross-up benefits under his employment agreement. For 2006, Mr. Mack received more than $37 million in total compensation, of which over $36 million was in the form of restricted stock that vests based on the passage or time, not the achievement of performance goals.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practice, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages.

Similarly, performance criteria submitted for shareholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge Morgan Stanley’s board to allow shareholders to express their opinion about senior executive compensation by establishing an annual referendum process. The results of such a vote could provide Morgan Stanley with useful information about shareholders’ views on the company’s senior executive compensation, as reported each year, and would facilitate constructive dialogue between shareholders and the board.

We urge shareholders to vote for this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.    The Board believes that this proposal is not in the best interest of shareholders and opposes this proposal for the reasons discussed below. The proponent presented a similar proposal at last year’s annual meeting, which was not approved by a majority of the votes cast.

An advisory vote is not an effective mechanism for conveying meaningful shareholder opinions regarding our executive compensation.    The Board welcomes and values the input of its shareholders, but the proposed advisory vote would benefit neither the Company nor its shareholders because it would not provide the Compensation, Management Development and Succession Committee (CMDS Committee) with any clear indication of the meaning of the vote. For example, such a vote would not communicate shareholder views of the merits, limitations or preferred enhancements of our executive compensation. A negative vote could signify that shareholders do not approve of the amount or of the type of compensation awarded — or alternatively, that shareholders do not approve of the format or level of disclosure in the Summary Compensation Table and accompanying narrative disclosure.

Furthermore, shareholders already have an efficient and effective mechanism for expressing their views about our executive compensation to the Board.    The Company has corporate governance policies in place that ensure the Board is responsive to shareholder concerns. Under these policies, shareholders can clearly and effectively voice specific observations or concerns about any issues affecting the Company — including executive compensation issues — by directly contacting any of the Company’s directors, the Lead Director, a committee of the Board (including the CMDS Committee), the Board’s non-employee directors as a group, or the Board generally (see “Communications with Directors” on page 51 of this proxy statement). Such communications also have the benefit of allowing shareholders to voice their views about executive compensation before decisions are made, as opposed to simply voting on the results of those decisions.

Adoption of the proposed advisory vote could put the Company at a competitive disadvantage and negatively impact shareholder value by impeding our ability to recruit and retain critical personnel.    As a financial services institution, Morgan Stanley operates in an intensely competitive environment and its success is closely correlated with the recruitment and retention of highly talented employees and a strong management team. A competitive compensation program is therefore essential to the Company’s performance and long-term shareholder value creation. Adoption of an advisory vote could lead to a perception among our talent — and the talent for which we compete — that compensation opportunities at the Company may be limited compared with those at companies that have not adopted this practice. This would impede our ability to recruit and retain critical personnel. We currently are not aware of any competitor of ours that has adopted this practice. In the United Kingdom, where the advisory vote process is mandated by law, it applies to all public companies there, eliminating the risk of companies being placed at a competitive disadvantage. In the United States, the issue of a shareholder vote on executive compensation decisions is currently the subject of proposed legislation in Congress. Passage of this shareholder proposal prior to the resolution of any such proposed legislation may inappropriately subject the Company to standards that differ from the standards that may apply to our peers.

Our existing compensation practices and programs fully serve and are closely aligned with the interests of our shareholders.    The Board believes that our compensation practices and programs, the terms of which are clearly disclosed to our shareholders, serve the interests of shareholders in that we provide compensation that is performance-based with a view towards maximizing long-term shareholder value (as discussed in the Compensation Discussion & Analysis section (the CD&A), beginning on page 11 of this proxy statement). As discussed in the CD&A, given the Company’s financial performance this year, our Chief Executive Officer did not receive an annual bonus for 2007, and overall 2007 compensation for the other named executive officers was relatively low compared to prior years’ compensation.

The CMDS Committee, which is comprised solely of independent directors, operates under a written charter adopted by the Board and is responsible for approving compensation awarded to the Company’s Chief Executive Officer and the other named executive officers. The CMDS Committee also engages its own compensation consultant to help it design compensation packages for our executive officers that provide appropriate incentives, while taking into account peer group practices, the marketplace and shareholder preferences. We believe these practices enable the Company to hire and retain the most talented executives and appropriately motivate them to contribute to our future success.

Our Board unanimously recommends that you vote “AGAINST” this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless otherwise instructed.

Item 5—Shareholder Proposal Regarding Human Rights Report

Trillium Asset Management, 711 Atlantic Avenue, Boston, Massachusetts 02111, owner of approximately 156 shares of common stock, has notified Morgan Stanley that it intends to present the following proposal and related supporting statement at the annual meeting.

HUMAN RIGHTS AND OUR INVESTMENT PORTFOLIO

The issue of human rights increasingly impacts investors and companies alike. Company reputations are affected by both direct and indirect involvement in human rights violations. Operating in countries with clear patterns of these violations, such as Sudan and Burma, may heighten reputational and financial risk. Furthermore, companies can face similar risks when they or their suppliers are found to be using forced labor or discriminating against employees, among other abuses.

Proponents believe that institutional investors, including asset management firms such as Morgan Stanley, bear fiduciary and moral responsibilities as owners of stock in companies that may be connected to human rights violations. Thus we are encouraging our company to report on policies and guidelines that address these issues. This report and guidelines can address how our company as a shareholder can most effectively respond to these human rights issues, including strategies for shareowner engagement with the companies and/or divestment of stock as appropriate.

RESOLVED

Shareowners request that the Board of Directors authorize and prepare a report to shareowners which discusses how our investment policies address or could address human rights issues, at reasonable cost and excluding proprietary information, by October 2008.

Such a report should review the current investment policies of the company with a view toward adding appropriate policies and procedures to apply when a company in which we are invested, or its subsidiaries or affiliates, is identified as contributing to human rights violations through their businesses or operations in a country with a clear pattern of mass atrocities or genocide.

SUPPORTING STATEMENT

Proponents believe one example, clearly demonstrating the need for this report concerns the ongoing atrocities in Sudan, and how certain types of foreign investment contribute to the conflict.

Sudan’s western region, Darfur, continues to experience human rights abuses on an unimaginable scale, including systematic and widespread murder, torture, rape, abduction, looting and forced displacement. Since February 2003, hundreds of thousands of civilians have been killed by both deliberate and indiscriminate attacks, and 2.5 million civilians in the region have been displaced.

Much of the revenue fueling this conflict is generated by Sudan’s oil industry. Rather than funding social development, the majority of these revenues are funneled into military expenditures.

With little capital or expertise to efficiently extract its own oil, Sudan relies almost entirely on foreign companies for both. The oil industry in Sudan is dominated by four foreign companies: China National Petroleum Corporation of China, Petronas of Malaysia, Oil and Natural Gas Corporation of India, and Sinopec of China.

Over 20 US states and 50 colleges have adopted Sudan investment policies, including engagement, screening and divestment, regarding these and other foreign companies operating in certain sectors in Sudan. A 1997 presidential executive order generally bars American companies and citizens from conducting business in Sudan. In 2007, President Bush reinforced that executive order.

Proponents believe that our company, as an investor, has a responsibility to address internationally condemned conflict in the Sudan.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL. Morgan Stanley supports and respects human rights and is committed to being a responsible corporate citizen in all the areas of the world where the Company operates. We appreciate the proponent’s concerns regarding the human rights abuses and the humanitarian crisis in the Darfur region of Sudan. However, we believe that generating a report on how our investment policies address or could address human rights issues is not in the best interest of shareholders for the reasons discussed below.

Adoption of this proposal could interfere with the integrity and independence of the investment process in our investment management business, as well as with our fiduciary obligation to clients.    As an asset manager, we have a fiduciary obligation to our clients to make investment decisions in accordance with the investment objectives and policies that are clearly disclosed in fund prospectuses and client agreements and guidelines. These fiduciary duties, investment objectives and policies may limit our investment discretion and our ability to engage portfolio companies on human rights and other issues, or to use clients’ assets as a platform to express or advance human rights or other issues that are not expressly related to the objectives of a particular fund or client account.

Morgan Stanley is not in the best position to make determinations that even governmental and civil experts cannot agree upon.    The issues surrounding investment in companies that engage in business with countries with internal conflict are complex, and even the most informed policymakers and experts disagree as to the best approach to human rights and related concerns generally and in a given situation. Morgan Stanley investment managers may discuss questions of business risk associated with operations in countries experiencing internal conflict or human rights abuse, but are not necessarily best placed to advocate a particular corporate response.

Excluding potential investments based solely on human rights or other social criteria can be a valid option for our clients, but those decisions should be made by those individual clients, not the Company.    Certain of our portfolio managers have the flexibility to make investment decisions based on criteria beyond pure quantitative approaches — when that approach is clearly disclosed in prospectuses and client agreements — and may consider a variety of factors, including human rights and other social concerns, that have an impact on business risk. However, choosing investments based solely on social criteria is a decision that is best left to our clients.

Our Board unanimously recommends that you vote “AGAINST” this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless otherwise instructed.

Other Matters

Certain Transactions.    During fiscal 2007, our subsidiaries extended credit in the ordinary course of business to certain of our directors, officers and employees and members of their immediate families. These extensions of credit were in connection with margin loans, mortgage loans, credit card transactions, revolving lines of credit and other extensions of credit by our subsidiaries. The extensions of credit were made on substantially the same terms and conditions, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons. The extensions did not involve more than the normal risk of collectability or present other unfavorable features. Directors, officers and employees and members of their immediate families who wish to purchase securities and derivative and financial products and financial services may do so through our subsidiaries. These subsidiaries may offer them discounts on their standard commission rates or fees. These subsidiaries also, from time to time and in the ordinary course of their business, enter into transactions on a principal basis involving the purchase or sale of securities and derivative products in which our directors, officers and employees and members of their immediate families have an interest. These purchases and sales may be made at a discount from the dealer mark-up or mark-down, as the case may be, charged to non-affiliated third parties. In addition, we may, pursuant to stock repurchase authorizations in effect from time to time, repurchase or acquire shares of Morgan Stanley’s common stock in the open market or in privately negotiated transactions, which may include transactions with directors, officers and employees. These repurchase transactions are in the ordinary course of business and at prevailing market prices.

During fiscal 2007, we engaged in transactions in the ordinary course of business with State Street and certain of its respective affiliates. State Street beneficially owned more than 5% of the outstanding shares of Morgan Stanley common stock as of December 31, 2007. Such transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties. We also engage in transactions, including entering into financial services transactions (e.g., trading in securities, commodities or derivatives) with, and perform investment banking, financial advisory, brokerage, investment management and other services for, entities for which our directors and members of their immediate families serve as executive officers, and may make loans or commitments to extend loans to such entities. The transactions are conducted, services are performed, and loans and commitments are made in the ordinary course of business and on substantially the same terms and conditions, including interest rate and collateral, that prevail at the time for comparable transactions with other persons. The loans and commitments do not involve more than the normal risk of collectability or present other unfavorable features.

A son-in-law of director Roy J. Bostock became a managing director in the Company’s asset management business in connection with the Company’s acquisition of FrontPoint in December 2006. The Company paid him compensation in fiscal 2007 of approximately $4.2 million.

Eileen Murray is a former executive officer of the Company. The Company employs her brother as a professional level employee in the Business Continuity Planning Department in the Securities Integration Group and paid him compensation in fiscal 2007 of approximately $178,500.

Zoe Cruz is the former Co-President of the Company and her brother was a senior executive until October 2007 at a consulting firm that provides the Company advice on global site selection, data center portfolio analysis and other management and operational advisory services. The Company has used the services of the consulting firm for many years, including prior to the employment of Ms. Cruz’s brother, and Ms. Cruz had no involvement in the decision to retain the consulting firm. During fiscal 2007, the Company paid the consulting firm approximately $5.6 million. The Company engaged the consulting firm in the ordinary course of business and on terms and conditions and under circumstances substantially similar to those prevailing at the time for comparable services provided by unaffiliated third parties.

Related Person Transactions Policy.    Our Board has adopted a written Related Person Transactions Policy (the Policy) governing the approval of related person transactions. For purposes of the Policy, a Related Person Transaction generally means (1) a Transaction with the Company in which the amount involved exceeds $120,000 in any fiscal year and a Related Person has a direct or indirect material interest and (2) any material amendments or modifications. The Policy follows the SEC’s definitions of the terms Immediate Family Member, Related Person and Transaction. Under the Policy, the Company Law Department, in consultation with the CLO and outside counsel at times, reviews potential Related Person Transactions to determine if they are subject to review under the Policy and/or disclosure is required under SEC rules. If it is determined that (1) the proposed transaction constitutes a Related Person Transaction or (2) it would be beneficial to further review the Transaction under the Policy, then the Transaction is referred to the CEO and the CLO or the Nominating and Governance Committee. Any such Transaction will be referred for approval or ratification to: (1) the CEO and the CLO, if it involves an executive officer (or their Immediate Family Members), other than the CEO or the CLO; (2) to the CEO, if it involves the CLO (or his Immediate Family Members); or (3) to the Nominating and Governance Committee, if it involves a 5% stockholder, a director, director nominee or the CEO (or their Immediate Family Members). In determining whether to approve a Related Person Transaction, the applicable reviewer considers, among other things, the commercial reasonableness of the proposed Transaction, the benefit to the Company, whether the Transaction would impair the independence of a director, if applicable, and whether the Transaction would, or would be perceived to, present an improper conflict of interest for the Related Person. All determinations by the CEO and the CLO are reported to the Nominating and Governance Committee at its next meeting. Certain Transactions are deemed not to be Related Person Transactions under the Policy, including Transactions where the Related Person has a relationship solely as a director or employee or holds less than 5% of the equity interests in a publicly traded company or less than 10% of the equity interests in a private entity; compensation arrangements of executive officers (other than an individual who is an Immediate Family Member of a Related Person) if such arrangements have been approved by the CMDS Committee, and corporate-sponsored investment opportunities approved by the CMDS Committee; director compensation arrangements approved by the Board; interests arising solely from holdings of common stock if all holders receive the same benefit on a pro rata basis; rates determined by competitive bid and products and services purchased on terms offered to unaffiliated third parties; and indemnification payments and payments under directors’ and officers’ indemnification insurance policies or payments made pursuant to the Bylaws or Certificate of Incorporation of the Company or any of its subsidiaries or pursuant to any policy, agreement or instrument. The Nominating and Governance Committee has authority to oversee the Policy and to amend it from time to time.

Other Business.    We do not know of any other matters that may be presented for action at the meeting other than those described in this proxy statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

Communications with Directors.    Shareholders and other interested parties may contact any of our Company’s directors, the Lead Director, a committee of the Board, the Board’s non-employee directors as a group or the Board generally, by writing to them at Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036. Shareholder and interested party communications received in this manner will be handled in accordance with the procedures approved by the Company’s independent directors. The Board’s Policy Regarding Communication by Shareholders and Other Interested Parties with the Board of Directors is available at our corporate governance webpage at www.morganstanley.com/about/company/governance/index.html.

Shareholder Recommendations for Director Candidates.    The Nominating and Governance Committee will consider director candidates recommended by shareholders. The procedures to submit recommendations are described in the Policy Regarding Director Candidates Recommended by Shareholders, available at our corporate governance webpage at www.morganstanley.com/about/company/governance/index.html.

Shareholders of record complying with the notice procedures set forth below may make director recommendations for consideration by the Nominating and Governance Committee. Shareholders may make recommendations at any time, but recommendations for consideration as nominees at the annual meeting of shareholders must be received not less than 120 days before the first anniversary of the date that the proxy statement was released to shareholders in connection with the previous year’s annual meeting. Therefore, to submit a candidate for consideration for nomination at the 2009 annual meeting of shareholders, shareholders must submit the recommendation, in writing, by October 31, 2008. The written notice must demonstrate that it is being submitted by a shareholder of record of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm his or her candidate’s consent to serve as a director. Shareholders must send recommendations to the Nominating and Governance Committee, Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036.

The Nominating and Governance Committee identifies, evaluates and recommends director candidates to the Board. The Corporate Governance Policies set forth Board membership criteria. The Board seeks members who combine a broad spectrum of experience and expertise with a reputation for integrity. Director candidates should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make to the Board and management and their ability to represent the interests of the Company’s shareholders. The Board also takes into account diversity of a candidate’s perspectives, background and other demographics.

The Committee accepts shareholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. Upon identifying a director candidate, the Committee initially determines the need for additional or replacement Board members and evaluates the director candidate under the criteria described above based on the information the Committee receives with the recommendation, or otherwise possesses, which may be supplemented by certain inquiries. If the Committee determines, in consultation with other directors, including the Chairman of the Board, that a more comprehensive evaluation is warranted, the Committee may then obtain additional information about the director candidate’s background and experience, including by means of interviews. The Committee will then evaluate the director candidate further, again using the evaluation criteria described above. The Committee receives input on such director candidates from other directors, including the Chairman of the Board, and recommends director candidates to the full Board for nomination. The Committee may engage a third party to assist in identifying director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the Committee engages a third party, the Committee approves the fee that the Company pays for these services.

Shareholder Proposals for the 2009 Annual Meeting.    Shareholders intending to present a proposal at the 2009 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Thomas R. Nides, Secretary, 1585 Broadway, New York, New York 10036. We must receive the proposal no later than October 31, 2008.

Shareholders intending to present a proposal at the 2009 annual meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that our Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2009 annual meeting no earlier than December 9, 2008 and no later than January 8, 2009. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary.

Cost of Soliciting Your Proxy.    We will pay the expenses for the preparation of the proxy materials and the solicitation by the Board of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, D.F. King & Co., Inc. and Innisfree M&A Incorporated may solicit your proxy, in person or by telephone, mail, facsimile or other means of communication. We will pay D.F. King and Innisfree fees not exceeding $20,000 each, plus expenses. We will also reimburse brokers, including MS&Co. and other nominees, for costs they incur mailing proxy materials.

Shareholders Sharing an Address.    Consistent with notices sent to record shareholders sharing a single address, we are sending only one annual report and proxy statement to that address unless we received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request or discontinue householding, or may request a separate copy of the annual report or proxy statement as follows:

•

Record shareholders wishing to discontinue or begin householding, or any record shareholder residing at a householded address wanting to request delivery of a copy of the annual report or proxy statement, should contact our transfer agent, BNY Mellon Shareowner Services, at 1-800-622-2393 (U.S.), (201) 680-6578 (outside the U.S.) or www.bnymellon.com/shareowner, or may write to them c/o BNY Mellon Shareowner Services at P.O. Box 358015, Pittsburgh, PA 15252-8015.

•

Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder. Any householded shareholder may request prompt delivery of a copy of the annual report or proxy statement by contacting us at (212) 762-8131 or may write to us at Investor Relations, 1585 Broadway, New York, NY 10036.

Consent to Electronic Delivery of Annual Meeting Materials.    This proxy statement and the annual report are available on our website at www.morganstanley.com/proxydocuments08. You can save the Company postage and printing expense by consenting to access these documents over the internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a shareholder of record, you may sign up for this service through Investor Service Direct at www.bnymellon.com/shareowner/isd. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and internet access charges, for which you will be responsible.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 8, 2008: Our proxy statement and our 10-K annual report for the fiscal year ended November 30, 2007 are available free of charge on our website at www.morganstanley.com/proxydocuments08.

ANNEXES

Annex A

Morgan Stanley

Director Independence Standards

The board has established these guidelines to assist it in determining whether or not directors qualify as “independent” pursuant to the guidelines and requirements set forth in the New York Stock Exchange’s Corporate Governance Rules. In each case, the Board will broadly consider all relevant facts and circumstances and shall apply the following standards (in accordance with the guidance, and subject to the exceptions, provided by the New York Stock Exchange in its Commentary to its Corporate Governance Rules):

1.	Employment and commercial relationships affecting independence.

A.    Current Relationships.    A director will not be independent if: (i) the director is a current partner or current employee of Morgan Stanley’s internal or external auditor; (ii) an immediate family member of the director is a current partner of Morgan Stanley’s internal or external auditor; (iii) an immediate family member of the director is (a) a current employee of Morgan Stanley’s internal or external auditor and (b) participates in the internal or external auditor’s audit, assurance or tax compliance (but not tax planning) practice; (iv) the director is a current employee, or an immediate family member of the director is a current executive officer, of an entity that has made payments to, or received payments from, Morgan Stanley for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or (v) the director’s spouse, parent, sibling or child is currently employed by Morgan Stanley.

B.    Relationships within Preceding Three Years.    A director will not be independent if, within the preceding three years: (i) the director is or was an employee of Morgan Stanley; (ii) an immediate family member of the director is or was an executive officer of Morgan Stanley; (iii) the director or an immediate family member of the director was (but no longer is) a (a) partner or employee of Morgan Stanley’s internal or external auditor and (b) personally worked on Morgan Stanley’s audit within that time; (iv) the director or an immediate family member of the director received more than $100,000 in direct compensation in any twelve-month period from Morgan Stanley, other than (a) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and (b) compensation paid to an immediate family member of the director who is an employee (other than an executive officer) of Morgan Stanley; or (v) a present Morgan Stanley executive officer is or was on the compensation committee of the board of directors of a company that concurrently employed the Morgan Stanley director or an immediate family member of the director as an executive officer.

2.	Relationships not deemed material for purposes of director independence.

In addition to the provisions of Section 1 above, each of which must be fully satisfied with respect to each independent director, the board must affirmatively determine that the director has no material relationship with Morgan Stanley. To assist the board in this determination, and as permitted by the New York Stock Exchange’s Corporate Governance Rules, the board has adopted the following categorical standards of relationships that are not considered material for purposes of determining a director’s independence. Any determination of independence for a director that does not meet these categorical standards will be based upon all relevant facts and circumstances and the board shall disclose the basis for such determination in the Company’s proxy statement.

A.    Equity Ownership.    A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Morgan Stanley, so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.

A-1

B.    Other Directorships.    A relationship arising solely from a director’s position as (i) director or advisory director (or similar position) of another company or for-profit corporation or organization that engages in a transaction with Morgan Stanley or (ii) director or trustee (or similar position) of a tax exempt organization that engages in a transaction with Morgan Stanley (other than a charitable contribution to that organization by Morgan Stanley).

C.    Ordinary Course Business.    A relationship arising solely from financial services transactions, including but not limited to underwriting, banking, lending or trading in securities, commodities or derivatives, or from other transactions for products or services, between Morgan Stanley and a company of which a director is an executive officer, employee or owner of 5% or more of the equity of that company, if such transactions are made in the ordinary course of business and on terms and conditions and under circumstances (including, if applicable, credit or underwriting standards) that are substantially similar to those prevailing at the time for comparable transactions, products or services for or with unaffiliated third parties.

D.    Indebtedness.    A relationship arising solely from a director’s status as an executive officer, employee or owner of 5% or more of the equity of a company to which Morgan Stanley is indebted at the end of Morgan Stanley’s preceding fiscal year, so long as the aggregate amount of the indebtedness of Morgan Stanley to such company is not in excess of 2% of Morgan Stanley’s total consolidated assets at the end of Morgan Stanley’s preceding fiscal year.

E.    Charitable Contributions.    A relationship arising solely from a director’s status as an officer, employee, director or trustee of a tax exempt organization, and the discretionary charitable contributions by Morgan Stanley (directly or through the Morgan Stanley Foundation or any similar organization established by Morgan Stanley) to the organization are less than the greater of $100,000 or 1% of the organization’s aggregate annual charitable receipts during the organization’s preceding fiscal year (automatic matching of employee charitable contributions are not included in Morgan Stanley’s contributions for this purpose).

F.    Products and Services.    A relationship arising solely from a director utilizing products or services (e.g., brokerage services, investment products, margin loans, investment management services, mortgages, credit cards or debit cards) of Morgan Stanley in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.

G.    Professional, Social and Religious Organizations and Educational Institutions.    A relationship arising solely from a director’s membership in the same professional, social, fraternal or religious association or organization, or attendance at the same educational institution, as an executive officer or director.

H.    Family Members.    Any relationship or transaction between an immediate family member of a director and Morgan Stanley shall not be deemed a material relationship or transaction that would cause the director not to be independent if the standards in this Section 2 would permit the relationship or transaction to occur between the director and Morgan Stanley.

A-2

Annex B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MORGAN STANLEY

ARTICLE I

Name

The name of the Corporation (which is hereafter referred to as the “Corporation”) is Morgan Stanley.

ARTICLE II

Address

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

Purpose

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV

Capitalization

The total number of shares of stock which the Corporation shall have the authority to issue is three billion five hundred thirty million (3,530,000,000), consisting of thirty million (30,000,000) shares of Preferred Stock, par value $0.01 per share (hereinafter referred to as “Preferred Stock”), and three billion five hundred million (3,500,000,000) shares of Common Stock, par value $0.01 per share (hereinafter referred to as “Common Stock”).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(1) The designation of the series, which may be by distinguishing number, letter or title.

(2) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(3) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(4) Dates at which dividends, if any, shall be payable.

(5) The redemption rights and price or prices, if any, for shares of the series.

(6) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(7) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(8) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(9) Restrictions on the issuance of shares of the same series or of any other class or series.

(10) The voting rights, if any, of the holders of shares of the series.

The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The holders of the shares of Common Stock shall at all times, except as otherwise provided in this Certificate of Incorporation or as required by law, vote as one class, together with the holders of any other class or series of stock of the Corporation accorded such general voting rights.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, of the Floating Rate Non-Cumulative Preferred Stock, Series A (“Series A”), are set forth in Exhibit A hereto and are incorporated herein by reference.

ARTICLE V

By-Laws

In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

(1) to adopt, amend, or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; and

(2) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE VI

Action of Stockholders

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

ARTICLE VII

Board of Directors

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed in such manner as prescribed in the Bylaws of the Corporation and may be increased or decreased from time to time in such manner as prescribed by the Bylaws.

Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be elected annually at each annual meeting of stockholders of the Corporation to hold office for a term expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified.

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any director may be removed from office at any time, with or without cause.

ARTICLE VIII

Indemnification

Each person who is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents (other than a director or officer) of the Corporation, to directors, officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers of the Corporation. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding

(or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by this Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE IX

Directors’ Liability

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

If the General Corporation Law of the State of Delaware shall be amended, to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

ARTICLE X

Amendments

Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of Article VIII or Article IX of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal, and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

IN WITNESS WHEREOF, Morgan Stanley has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this      day of                 , 200    .

MORGAN STANLEY

By:
Name:
Office:

Exhibit A

DESIGNATION OF PREFERENCES AND RIGHTS OF THE

FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES A

(Liquidation Preference $25,000 per share)

The designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Series A are fixed as follows:

1.    Designation.    The distinctive serial designation of such series of preferred stock is “Floating Rate Non-Cumulative Preferred Stock, Series A.” Each share of Series A shall be identical in all respects to every other share of Series A, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

2.    Number of Shares.    The authorized number of shares of Series A shall be 46,000. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock; provided that this Section 2 shall not apply to any purchase or other acquisition of shares of Series A by any subsidiary of the Corporation.

3.    Definitions.    As used herein with respect to Series A:

(a)    “Allowable Capital” has the meaning set forth in Section 7.

(b)    “Board of Directors” means the board of directors of the Corporation.

(c)    “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(d)    “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

(e)    “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series A is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

(f)    “Capital Units” means the outstanding Capital Units of the Corporation and of Morgan Stanley Finance plc. Each Capital Unit consists of a subordinated debenture issued by Morgan Stanley Finance plc and guaranteed by the Corporation on a subordinated basis, and a related purchase contract issued by the Corporation that requires the holder to purchase one depositary share representing ownership of multiple shares of the Corporation’s cumulative preferred stock.

(g)    “Capital Units Cumulative Preferred Stock” means shares, if any, of the Corporation’s 8.03% Cumulative Preferred Stock, par value $0.01 per share, with a stated value $200 per share, which the Corporation may issue under the terms of the outstanding Capital Units.

(h)    “Certificate of Designation” means this Certificate of Designation relating to the Series A, as it may be amended or supplemented from time to time.

(i)    “Certification of Incorporation” shall mean the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designation.

(j)    “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(k)    “Dividend Determination Date” means, for each Dividend Period, the second London Business Day immediately preceding the first day of such Dividend Period.

(l)    “Dividend Payment Date” means January 15, April 15, July 15, and October 15 of each year.

(m)  “Dividend Period” has the meaning set forth in Section 4(a).

(n)    “Dividend Record Date” has the meaning set forth in Section 4(a).

(o)    “Junior Stock” means any class or series of capital stock of the Corporation that ranks junior to Series A as to the payment of dividends. Junior Stock includes the Common Stock.

(p)    “LIBOR” has the meaning set forth in Section 4(a).

(q)    “Liquidation Preference” has the meaning set forth in Section 5(b).

(r)    “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

(s)    “Nonpayment” has the meaning set forth in Section 8(b).

(t)    “Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series A in the payment of dividends.

(u)    “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series A.

(v)    “Preferred Stock Directors” has the meaning set forth in Section 8(b).

(w)    “Regulations” has the meaning set forth in Section 7.

(x)    “Required Unrestricted Capital Provisions” has the meaning set forth in Section 7.

(y)    “Tier 1 Capital Equivalent” has the meaning set forth in Section 7.

(z)    “Voting Preferred Stock” means any other class or series of Preferred Stock of the Corporation ranking equally with the Series A as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable. Voting Preferred Stock includes the Capital Units Cumulative Preferred Stock, if issued, and any class or series of cumulative Preferred Stock that the Corporation may issue in the future, to the extent their like voting rights are exercisable at such time. Whether a plurality, majority or other portion of the shares of Series A and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

4.    Dividends.

(a)    Rate.    Holders of Series A will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the original issue date (in the case of the initial Dividend Period only) or the immediately preceding Dividend Payment Date, quarterly in arrears on each Dividend Payment Date, commencing on October 15, 2006. These dividends will accrue, with respect to each Dividend Period (as defined below), on the liquidation preference amount of $25,000 per share at a rate per annum equal to the greater of (1) three-month U.S. Dollar LIBOR (as defined below) on the related Dividend Determination Date plus .70% or (2) 4%. In the event that the Corporation issues additional shares of Series A after the original issue date, dividends on such shares may accrue from the original issue date or any other date specified by the Board of Directors or an authorized committee thereof at the time such additional shares are issued.

Dividends that are payable on Series A on any Dividend Payment Date will be payable to holders of record of Series A as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

A “Dividend Period” is the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date or any earlier redemption date, except that (i) the initial Dividend Period for any share of Series A issued on the original issue date will commence on and include the original issue date of the Series A and will end on and exclude the October 15, 2006 Dividend Payment Date, and (ii) for any share of Series A issued after the original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and publicly disclose and shall end on and exclude the next Dividend Payment Date. Dividends payable on the Series A will be computed by the Calculation Agent on the basis of a 360-day year and the actual number of days elapsed in the Dividend Period. Dividends for the initial Dividend Period will be calculated from the original issue date. If any date on which dividends would otherwise be payable is not a Business Day, then the Dividend Payment Date will be the next succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date will be the immediately preceding day that is a Business Day.

For any Dividend Period, LIBOR (the London interbank offered rate) shall be determined by the Calculation Agent on the Dividend Determination Date in the following manner:

(i)    LIBOR will be the rate for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, that appears on Page 3750, or any successor page, on Moneyline Telerate Inc., or any successor service, at approximately 11:00 a.m., London time, on that Dividend Determination Date.

(ii)    If no such rate appears, then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with the Corporation, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Dividend Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that Dividend Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the first day of such Dividend Period as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that Dividend Determination Date, by three major banks in New York City, as selected by the Calculation Agent after consultation with the Corporation, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the first day of such Dividend Period, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth above, LIBOR for that Dividend Determination Date will be the same as LIBOR for the immediately preceding Dividend Period, or, if there was no Dividend Period, the dividend payable will be based on the initial dividend rate.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be maintained on file at the Corporation’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

Holders of Series A shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series A as specified in this Section 4 (subject to the other provisions of this Certificate of Designation).

Dividends on shares of the Series A will not be cumulative. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series A payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Corporation will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series A are declared for any future Dividend Period.

(b)    Priority of Dividends.    The Series A will rank (i) senior to the Common Stock and any class or series of the Corporation’s capital stock expressly stated to be junior to the Series A, (ii) junior to any class or series of the Corporation’s capital stock expressly stated to be senior to the Series A (issued with the requisite consent of the holders of the Series A, if required) and (iii) except as described in the following sentence, at least equally with each other class or series of Preferred Stock the Corporation may issue with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. The Series A will rank junior as to payment of dividends, but on a parity as to amounts payable upon liquidation, dissolution or winding up of the Corporation, with any Capital Units Cumulative Preferred Stock, any other class or series of cumulative Preferred Stock that the Corporation may issue in the future and any other class or series of Preferred Stock that the Corporation may issue in the future that is expressly stated to be senior as to payment of dividends, but on a parity as to amounts payable upon our liquidation, dissolution or winding up, to the Series A.

So long as any share of Series A remains outstanding, no dividend or distribution shall be paid or declared on Junior Stock, and no Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period, unless the full dividend for the latest completed Dividend Period on all outstanding shares of Series A has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing limitation shall not apply to:

1.	repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

2.	an exchange, redemption, reclassification or conversion of any class or series of Junior Stock, or any junior stock of a subsidiary of the Corporation, for any class or series of Junior Stock;

3.	the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;

4.	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or

5.	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. Incorporated, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a related Dividend Period) in full upon the Series A and any shares of Parity Stock, all dividends declared on the Series A and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of parity stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend

Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series A and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

Subject to the foregoing, dividends (payable in cash, securities or other property) may be determined by the Board of Directors or a duly authorized committee of the Board of Directors and may be declared and paid on the Common Stock and any other stock ranking, as to dividends, equally with or junior to the Series A, from time to time out of any funds legally available for such payment, and the Series A shall not be entitled to participate in any such dividends.

5.    Liquidation Rights.

(a)    Voluntary or Involuntary Liquidation.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series A shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of all liabilities, if any, to creditors of the Corporation, and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of capital stock of the Corporation ranking junior to the Series A as to such distribution, a liquidating distribution in an amount equal to $25,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date). Holders of the Series A Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b)    Partial Payment.    If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preference (as defined below) in full to all holders of Series A and all holders of any stock of the Corporation ranking equally with the Series A as to such distribution, the amounts paid to the holders of Series A and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preference of the holders of Series A and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series A and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c)    Residual Distributions.    If the Liquidation Preference has been paid in full to all holders of Series A and any other shares of the Corporation’s stock ranking equally as to such liquidation distribution, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d)    Merger, Consolidation and Sale of Assets Not Liquidation.    For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the holders of Series A receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

6.    Redemption.

(a)    Optional Redemption.    The Series A may not be redeemed by the Corporation prior to July 15, 2011. On or after July 15, 2011, subject to obtaining any then required regulatory approval, the Corporation, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series A at the time outstanding, upon notice given as provided in Section 6(c) below, at a redemption price equal to

$25,000 per share, together (except as otherwise provided herein below), for the purposes of the redemption price only, with an amount equal to dividends accrued but unpaid for the then current Dividend Period at the rate set forth in Section 4(a) to, but excluding, the date fixed for redemption (regardless of whether any dividends are actually declared for that Dividend Period). The redemption price for any shares of Series A shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any accrued and unpaid dividend for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

(b)    No Sinking Fund.    The Series A will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A will have no right to require the redemption or repurchase of any shares of Series A.

(c)    Notice of Redemption.    Notice of every redemption of shares of Series A shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A. Notwithstanding the foregoing, if the depositary shares representing interests in the Series A are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series A at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series A to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)    Partial Redemption.    In case of any redemption of only part of the shares of Series A at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series A shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)    Effectiveness of Redemption.    If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of any shares of Series A so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

7.    Conversion Upon Regulatory Changes. If both (i) and (ii) below occur:

(i)    after June 26, 2006, the Corporation (by election or otherwise) becomes subject to any law, rule, regulation or guidance (together, “Regulations”) relating to its capital adequacy, which Regulation

(x) modifies the existing requirements for treatment as Allowable Capital (as defined under the Securities and Exchange Commission rules relating to consolidated supervised entities as in effect from time to time), (y) provides for a type or level of capital characterized as “Tier 1” or its equivalent pursuant to Regulations of any governmental agency, authority or other body having regulatory jurisdiction over the Corporation (or any of its subsidiaries or consolidated affiliates) and implementing the capital standards published by the Basel Committee on Banking Supervision, the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System or any other United States national governmental agency, authority or other body, or any other applicable regime based on capital standards published by the Basel Committee on Banking Supervision or its successor, or (z) provides for a type or level of capital that in the judgment of the Corporation (after consultation with legal counsel of recognized standing) is substantially equivalent to such “Tier 1” capital (such capital described in either (y) or (z) above is referred to below as “Tier 1 Capital Equivalent”), and

(ii)    the Corporation affirmatively elects to qualify the Series A for treatment as Allowable Capital or Tier 1 Capital Equivalent without any sublimit or other quantitative restriction on the inclusion of the Series A in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Corporation elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) under such Regulations, then, upon such affirmative election, the Series A shall be convertible at the Corporation’s option into a new series of Preferred Stock having terms and provisions substantially identical to those of the Series A, except that such new series may have such additional or modified rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are necessary in the judgment of the Board of Directors or a duly authorized committee of the Board of Directors (after consultation with legal counsel of recognized standing) to comply with the Required Unrestricted Capital Provisions (as defined below), provided that the Corporation shall not cause any such conversion unless the Board of Directors or a duly authorized committee of the Board of Directors determines that the rights, preferences, privileges and voting powers, and the qualifications, limitations and restrictions thereof, of such new series of Preferred Stock, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and the qualifications, limitations and restrictions thereof, of the Series A, taken as a whole.

As used above, the term “Required Unrestricted Capital Provisions” means such terms and provisions as are, in the judgment of the Board of Directors or a duly authorized committee of the Board of Directors (after consultation with counsel of recognized standing), required for preferred stock to be treated as Allowable Capital or Tier 1 Capital Equivalent, as applicable, without any sublimit or other quantitative restriction on the inclusion of such preferred stock in Allowable Capital or Tier 1 Capital Equivalent, as applicable (other than any limitation the Corporation elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) pursuant to the applicable Regulations.

The Corporation shall provide notice to the holders of Series A of any election to qualify the Series A for Allowable Capital or Tier 1 Capital Equivalent treatment and of any determination to convert the Series A into a new series of Preferred Stock pursuant to the terms of this Section 7, promptly upon the effectiveness of any such election or determination. A copy of such notice and of the relevant Regulations shall be maintained on file at the principal offices of the Corporation and, upon request, will be made available to any stockholder of the Corporation. Any conversion of the Series A pursuant to this Section 7 shall be effected pursuant to such procedures as the Corporation may determine and publicly disclose.

Except as specified in this Section 7, holders of Series A shares shall have no right to exchange or convert such shares into any other securities.

8.    Voting Rights.

(a)    General.    The holders of Series A shall not have any voting rights except as set forth below and as determined by the Board of Directors or an authorized committee thereof or as otherwise from to time required by law.

(b)    Right To Elect Two Directors Upon Nonpayment Events.    If and whenever dividends on any shares of the Series A, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series A or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series A or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 10 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Series A and any such series of Voting Preferred Stock shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four regular dividend periods following the Nonpayment.

If and when dividends for at least four regular dividend periods following a Nonpayment have been fully paid (or declared and a sum sufficient for such payment shall have been set aside) on the Series A and any other class or series of Voting Preferred Stock, the holders of the Series A and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least four regular dividend periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c)    Other Voting Rights.    So long as any shares of Series A are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series A and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)    Authorization of Senior Stock.    Any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designation to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking senior to the Series A with respect to the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

(ii)    Amendment of Series A.    Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A, taken as a whole; or

(iii)    Share Exchanges, Reclassifications, Mergers and Consolidations.    Any consummation of a binding share exchange or reclassification involving the Series A, or of a merger or consolidation of the Corporation with another entity, unless in each case (x) the shares of Series A remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A, taken as a whole;

provided, however, that for all purposes of this Section 8(c), any increase in the amount of the authorized or issued Series A or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Preferred Stock ranking equally with the Series A with respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and ranking senior to or equally with the Series A with respect to the payment of dividends will not be deemed to adversely affect the rights, preferences, privileges or voting powers of, and will not require the affirmative vote or consent of, the holders of outstanding shares of Series A. In addition, any conversion of the Series A pursuant to Section 7 above shall not be deemed to adversely affect the rights, preferences, privileges and voting powers of the Series A.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8(c) would adversely affect one or more but not all other series of Voting Preferred Stock (including the Series A for this purpose), then only such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a class in lieu of all other series of Preferred Stock. If all series of a class of Preferred Stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status.

(d)    Changes for Clarification.    Without the consent of the holders of the Series A, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A, the Corporation may amend, alter, supplement or repeal any terms of the Series A:

(i)    to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designation that may be defective or inconsistent; or

(ii)    to make any provision with respect to matters or questions arising with respect to the Series A that is not inconsistent with the provisions of this Certificate of Designation.

(e)    Changes after Provision for Redemption.    No vote or consent of the holders of Series A shall be required pursuant to Section 8(b), (c) or (d) above if, at or prior to the time when the act with respect to which any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series A shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f)    Procedures for Voting and Consents.    The rules and procedures for calling and conducting any meeting of the holders of Series A (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series A is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series A and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series A are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

9.    Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series A may deem and treat the record holder of any share of Series A as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

10.    Notices. All notices or communications in respect of Series A shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Certificate of Incorporation or Bylaws or by applicable law.

11.    No Preemptive Rights. No share of Series A shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

12.    Other Rights. The shares of Series A shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

MORGAN STANLEY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS, APRIL 8, 2008

The undersigned hereby appoints Gary G. Lynch, Thomas R. Nides and Martin M. Cohen, and each of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley that the undersigned is entitled in any capacity to vote if personally present at the 2008 Annual Meeting of Shareholders to be held on April 8, 2008, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE SUBMIT YOUR PROXY BY PHONE OR BY INTERNET,

OR RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO

DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE

RECOMMENDATION OF MORGAN STANLEY’S BOARD OF DIRECTORS.

Notice of 2008 Morgan Stanley Annual Meeting of Shareholders

2000 Westchester Avenue, Purchase, New York 10577

April 8, 2008, 9 a.m., local time

At the meeting, we plan to:

•	elect members of the Board of Directors;

•	ratify the appointment of Deloitte & Touche LLP as independent auditor;

•	amend and restate our Certificate of Incorporation to eliminate all supermajority voting requirements;

•	consider two shareholder proposals; and

•	transact such other business as may properly come before the meeting.

Please help the Company reduce costs – submit your proxy by internet or telephone. If you share an address with other shareholders, you can avoid receiving multiple copies of annual meeting materials and help the Company reduce costs by consenting to householding. The Company can further reduce costs if you agree to receive future versions of our Proxy Statement and Annual Report on Form 10-K electronically over the internet. You can view or print a copy of our annual meeting materials at www.morganstanley.com/proxydocuments08. You can request a copy of these materials, or get more information regarding electronic delivery and householding, by contacting our transfer agent, BNY Mellon Shareowner Services, at 800-622-2393 or www.bnymellon.com/shareowner.

MS 001

MARK VOTES	☒
AS SHOWN
USING BLACK
OR BLUE INK

Morgan Stanley’s Board recommends a vote “FOR” the nominees listed below:										Morgan Stanley’s Board recommends a vote “FOR” Proposals 2 and 3 below.
1.	Election of Directors	FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
01	Roy J. Bostock	☐	☐	☐	07	Charles H. Noski	☐	☐	☐	2.	To ratify the appointment of Deloitte & Touche LLP as independent auditor	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
02	Erskine B. Bowles	☐	☐	☐	08	Hutham S. Olayan	☐	☐	☐	3.	To amend and restate the certificate of incorporation to eliminate all supermajority voting requirements	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
03	Howard J. Davies	☐	☐	☐	09	Charles E. Phillips, Jr.	☐	☐	☐	Morgan Stanley’s Board recommends a vote “AGAINST” Proposals 4 and 5 below.
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
04	C. Robert Kidder	☐	☐	☐	10	O. Griffith Sexton	☐	☐	☐	4.	Shareholder proposal regarding executive compensation advisory vote	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
05	John J. Mack	☐	☐	☐	11	Laura D. Tyson	☐	☐	☐	5.	Shareholder proposal regarding human rights report	☐	☐	☐
		FOR	AGAINST	ABSTAIN
06	Donald T. Nicolaisen	☐	☐	☐						.

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Dated , 2008	Signature	Co-owner (if any) Signature

¿ ¿ DETACH HERE IF YOU ARE SUBMITTING BY MAIL ¿ ¿

IMPORTANT

YOUR PROXY MUST BE RECEIVED BY THE CLOSE OF THE POLLS

ON APRIL 8, 2008

1.	INTERNET. Go to www.proxyvoting.com/ms. Follow the instructions.

2.	TELEPHONE. Using a touch-tone phone, call 1-866-540-5760 (in the U.S.) or 201-680-6599 (outside the U.S.). Follow the instructions.

3.	MAIL. Date, sign and return the card in the enclosed envelope.

Morgan Stanley

MS 001

MORGAN STANLEY 2008 VOTING INSTRUCTION FORM FOR BENEFIT PLAN PARTICIPANTS

I hereby direct the following to vote, in person or by proxy, all of the shares of Morgan Stanley common stock in my account(s) at the 2008 Annual Meeting of Shareholders to be held on April 8, 2008, and at any and all adjournments or postponements thereof, as indicated on the reverse, and, in its (or the proxies’) discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

•

Mellon Bank, N.A. (Mellon), as trustee under the Employee Stock Ownership Plan and the Morgan Stanley 401(k) Plan and as custodian under the Employee Stock Purchase Plan. I understand that, (A) if I sign, date, and return this card, Mellon will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) Mellon will vote or grant proxies for all undirected (other than pursuant to clause (A)) and/or forfeited shares in each of these plans, as applicable, in the same respective proportion as the shares of all participants in each respective plan who have timely delivered properly executed voting instructions, and (C) Mellon will hold my voting instructions in confidence to the extent required by applicable law or regulations or the governing instrument.

•

State Street Bank and Trust Company, as trustee under a trust agreement (Trust), in connection with the 1988, 1995 and 2007 Equity Incentive Compensation Plans, the Employees’ Equity Accumulation Plan, the Tax Deferred Equity Participation Plan, the Branch Manager Compensation Plan and the Financial Advisor and Investment Representative Compensation Plan. I understand that, subject to the Trust’s terms, (A) if I sign, date and return this card, State Street will vote in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and (B) State Street will vote with respect to all shares held in the Trust in connection with these plans for which no proper instructions are received (other than pursuant to clause (A)) in the same proportion as the shares held in connection with these plans for which it has received proper instructions.

•

Mellon Bank, N.A. (Mellon), as custodian for stock held on behalf of certain current and former Morgan Stanley employees and directors. I understand that, (A) if I sign, date and return this card, Mellon will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and (B) Mellon will hold my voting instructions in confidence to the extent required by law.

•

State Street Bank and Trust Company, as trustee under the Trust, in connection with the Directors’ Equity Capital Accumulation Plan. I understand that, subject to the Trust’s terms, (A) if I do not sign, date and return this card, State Street will not vote or grant proxies with respect to my shares, and (B) if I sign, date and return this card, State Street will vote (i) in accordance with the Board of Directors’ recommendations as to each proposal for which I do not give voting instructions and (ii) in its discretion, after due consideration, on all other matters that may properly come before the meeting.

•

HBOS Employee Equity Solutions, as trustee under a trust deed (UK Trust), in connection with the Morgan Stanley International Profit Sharing Scheme and the Morgan Stanley UK Group Profit Sharing Plan. I understand that, subject to the UK Trust’s terms, (A) I must sign, date and return this card in order for HBOS to vote or grant proxies with respect to my shares, and (B) if I sign, date and return this card, HBOS will vote or grant proxies in accordance with the Board of Directors’ recommendations as to each proposal for which I do not give voting instructions and in its discretion on all other matters that may properly come before the meeting.

•

Equiniti Share Plan Trustees Limited, as trustee under a trust deed (UK SOP Trust), in connection with the Morgan Stanley UK Share Ownership Plan. I understand that, subject to the UK SOP Trust’s terms, (A) I must sign, date and return this card in order for Equiniti to vote or grant proxies with respect to my shares, and (B) if I sign, date and return this card, Equiniti will vote or grant proxies in accordance with the Board of Directors’ recommendations as to each proposal for which I do not give voting instructions and in its discretion on all other matters that may properly come before the meeting.

Voting instructions must be received by 11:00 P.M. (EDT) on April 3, 2008 for shares to be voted in accordance with your instructions.

Notice of 2008 Morgan Stanley Annual Meeting of Shareholders

2000 Westchester Avenue, Purchase, New York 10577

April 8, 2008, 9 a.m., local time

At the meeting, we plan to:

•	elect members of the Board of Directors;

•	ratify the appointment of Deloitte & Touche LLP as independent auditor;

•	amend and restate our Certificate of Incorporation to eliminate all supermajority voting requirements;

•	consider two shareholder proposals; and

•	transact such other business as may properly come before the meeting.

To view or print a copy of our Proxy Statement or Annual Report on Form 10-K, go to www.morganstanley.com/proxydocuments08. You may request a copy of any of these by calling 1-212-762-8131.

The shares for which you provide voting instructions with this card include your Morgan Stanley 401(k) Plan and Employee Stock Ownership Plan shares, if any. However, if you want to provide voting instructions for your shares in these plans differently from your other plan shares, call 1-201-830-7660 to request separate voting instruction forms for these shares.

If you also hold shares in a brokerage account or in your own name, you also will receive a separate proxy card or voting instruction form for those shares. Please be sure to provide voting instructions for these shares separately from (and in addition to) your employee plan shares. Be sure to follow the voting instructions on each card.

MS 002

MARK VOTES	☒
AS SHOWN
USING BLACK
OR BLUE INK

Morgan Stanley’s Board recommends a vote “FOR” the nominees listed below:										Morgan Stanley’s Board recommends a vote “FOR” Proposals 2 and 3 below.
1.	Election of Directors	FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
01	Roy J. Bostock	☐	☐	☐	07	Charles H. Noski	☐	☐	☐	2.	To ratify the appointment of Deloitte & Touche LLP as independent auditor	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
02	Erskine B. Bowles	☐	☐	☐	08	Hutham S. Olayan	☐	☐	☐	3.	To amend and restate the certificate of incorporation to eliminate all supermajority voting requirements	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
03	Howard J. Davies	☐	☐	☐	09	Charles E. Phillips, Jr.	☐	☐	☐	Morgan Stanley’s Board recommends a vote “AGAINST” Proposals 4 and 5 below.
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
04	C. Robert Kidder	☐	☐	☐	10	O. Griffith Sexton	☐	☐	☐	4.	Shareholder proposal regarding executive compensation advisory vote	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
05	John J. Mack	☐	☐	☐	11	Laura D. Tyson	☐	☐	☐	5.	Shareholder proposal regarding human rights report	☐	☐	☐
		FOR	AGAINST	ABSTAIN
06	Donald T. Nicolaisen	☐	☐	☐

Sign exactly as imprinted (do not print). Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.

Signature	Dated ,	2008

¿ ¿ DETACH HERE IF YOU ARE SUBMITTING BY MAIL ¿ ¿

Please help the Company reduce costs–submit your voting instructions by internet or telephone.

IMPORTANT

YOUR INSTRUCTIONS MUST BE RECEIVED BY

11:00 P.M. (EDT) ON APRIL 3, 2008

1.	INTERNET. Go to www.proxyvoting.com/ms2. Follow the in instructions.

2.	TELEPHONE. Using a touch-tone phone, call 1-866-540-5760 (in the U.S.) or 201-680-6599 (outside the U.S.). Follow the instructions.

3.	MAIL. Date, sign and return the voting instruction form in the enclosed envelope.

Morgan Stanley

MS 002

MORGAN STANLEY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS, APRIL 8, 2008

The undersigned hereby appoints Gary G. Lynch, Thomas R. Nides and Martin M. Cohen, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley that the undersigned is entitled in any capacity to vote if personally present at the 2008 Annual Meeting of Shareholders to be held on April 8, 2008 and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS

MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MORGAN

STANLEY’S BOARD OF DIRECTORS.

MS 003

MARK VOTES	☒
AS SHOWN
USING BLACK
OR BLUE INK

Morgan Stanley’s Board recommends a vote “FOR” the nominees listed below:										Morgan Stanley’s Board recommends a vote “FOR” Proposals 2 and 3 below.
1.	Election of Directors	FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
01	Roy J. Bostock	☐	☐	☐	07	Charles H. Noski	☐	☐	☐	2.	To ratify the appointment of Deloitte & Touche LLP as independent auditor	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
02	Erskine B. Bowles	☐	☐	☐	08	Hutham S. Olayan	☐	☐	☐	3.	To amend and restate the certificate of incorporation to eliminate all supermajority voting requirements	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
03	Howard J. Davies	☐	☐	☐	09	Charles E. Phillips, Jr.	☐	☐	☐	Morgan Stanley’s Board recommends a vote “AGAINST” Proposals 4 and 5 below.
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
04	C. Robert Kidder	☐	☐	☐	10	O. Griffith Sexton	☐	☐	☐	4.	Shareholder proposal regarding executive compensation advisory vote	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
05	John J. Mack	☐	☐	☐	11	Laura D. Tyson	☐	☐	☐	5.	Shareholder proposal regarding human rights report	☐	☐	☐
		FOR	AGAINST	ABSTAIN
06	Donald T. Nicolaisen	☐	☐	☐

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Dated , 2008	Signature	Co-owner (if any) Signature

¿ ¿ DETACH HERE IF YOU ARE SUBMITTING BY MAIL ¿ ¿

Morgan Stanley

MS 003

MORGAN STANLEY 2008 VOTING INSTRUCTION FORM FOR BENEFIT PLAN PARTICIPANTS

IN THE DISCOVER FINANCIAL SERVICES 401(k) PLAN

I hereby direct the following to vote, in person or by proxy, all of the shares of Morgan Stanley common stock in my account(s) at the 2008 Annual Meeting of Shareholders to be held on April 8, 2008, and at any and all adjournments or postponements thereof, as indicated on the reverse, and, in its (or the proxies’) discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

•

Mellon Bank, N.A. (Mellon), as trustee under the Discover Financial Services 401(k) Plan. I understand that, (A) if I sign, date, and return this card, Mellon will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) Mellon will vote or grant proxies for all undirected (other than pursuant to clause (A)) and/or forfeited shares in the plan in the same respective proportion as the shares of all participants in the plan who have timely delivered properly executed voting instructions, and (C) Mellon will hold my voting instructions in confidence to the extent required by applicable law or regulations or the governing instrument.

The shares for which you provide voting instructions here include your shares of Morgan Stanley held in the Discover Financial Services 401(k) Plan.

Voting instructions must be received by 11:00 P.M. (EDT) on April 3, 2008 for shares to be voted in accordance with your instructions.

Notice of 2008 Morgan Stanley Annual Meeting of Shareholders

2000 Westchester Avenue, Purchase, New York 10577

April 8, 2008, 9 a.m., local time

At the meeting, we plan to:

•	elect members of the Board of Directors;

•	ratify the appointment of Deloitte & Touche LLP as independent auditor;

•	amend and restate our Certificate of Incorporation to eliminate all supermajority voting requirements;

•	consider two shareholder proposals; and

•	transact such other business as may properly come before the meeting.

To view or print a copy of our Proxy Statement or Annual Report on Form 10-K, go to www.morganstanley.com/proxydocuments08. You may request a copy of any of these by calling 1-212-762-8131.

If you also hold Morgan Stanley shares in a brokerage account or in your own name, you also will receive a separate proxy card or voting instruction form for those shares. Please be sure to provide voting instructions for these shares separately from (and in addition to) your employee plan shares. Be sure to follow the voting instructions on each card.

MS 004

MARK VOTES	☒
AS SHOWN
USING BLACK
OR BLUE INK

Morgan Stanley’s Board recommends a vote “FOR” the nominees listed below:										Morgan Stanley’s Board recommends a vote “FOR” Proposals 2 and 3 below.
1.	Election of Directors	FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
01	Roy J. Bostock	☐	☐	☐	07	Charles H. Noski	☐	☐	☐	2.	To ratify the appointment of Deloitte & Touche LLP as independent auditor	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
02	Erskine B. Bowles	☐	☐	☐	08	Hutham S. Olayan	☐	☐	☐	3.	To amend and restate the certificate of incorporation to eliminate all supermajority voting requirements	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
03	Howard J. Davies	☐	☐	☐	09	Charles E. Phillips, Jr.	☐	☐	☐	Morgan Stanley’s Board recommends a vote “AGAINST” Proposals 4 and 5 below.
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
04	C. Robert Kidder	☐	☐	☐	10	O. Griffith Sexton	☐	☐	☐	4.	Shareholder proposal regarding executive compensation advisory vote	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
05	John J. Mack	☐	☐	☐	11	Laura D. Tyson	☐	☐	☐	5.	Shareholder proposal regarding human rights report	☐	☐	☐
		FOR	AGAINST	ABSTAIN
06	Donald T. Nicolaisen	☐	☐	☐

Sign exactly as imprinted (do not print). Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.

Signature	Dated ,	2008

¿ ¿ DETACH HERE IF YOU ARE SUBMITTING BY MAIL ¿ ¿

Please help the Company reduce costs–submit your voting instructions by internet or telephone.

IMPORTANT

YOUR INSTRUCTIONS MUST BE RECEIVED BY

11:00 P.M. (EDT) ON APRIL 3, 2008

1.	INTERNET. Go to www.proxyvoting.com/ms4. Follow the in instructions.

2.	TELEPHONE. Using a touch-tone phone, call 1-866-540-5760 (in the U.S.) or 201-680-6599 (outside the U.S.). Follow the instructions.

3.	MAIL. Date, sign and return the voting instruction form in the enclosed envelope.

Morgan Stanley

MS 004

You have two additional voting options

☑Vote by Internet	☑Vote by Telephone

OR
Log on		Call
to www.proxyvote.com		the toll-free number
located on the vote instruction form
from a touch-tone telephone

Follow the easy instructions.

Please vote as the Board of Directors recommends on all proposals.

VOTE 24 HOURS A DAY, 7 DAYS A WEEK

Morgan Stanley	Your vote is important. Thank you for voting.